                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SWISS CHALET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                              COMMON STOCK (NO PAR VALUE)
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                                       1,401,162
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            One-50th of one percent of the proposed maximum cash payment of
                 $22,463,950.80 to holders of Swiss Chalet common stock.
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                     $22,463,950.80
        ------------------------------------------------------------------------

     (5)  Total fee paid:

                                       $4,600.00
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

PRELIMINARY PROXY STATEMENT

                               SWISS CHALET, INC.
                              105 DE DIEGO AVENUE
                          SAN JUAN, PUERTO RICO 00911
                                 (787) 721-1200

                             ---------------------

                           NOTICE OF SPECIAL MEETING
                          TO BE HELD ON JULY 22, 2000

                             ---------------------

TO THE STOCKHOLDERS OF SWISS CHALET, INC.:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Swiss Chalet, Inc., a Puerto Rico corporation, will be held at the principal offices of Swiss Chalet at 105 De Diego Avenue, San Juan, Puerto Rico 00911, on Saturday, July 22, 2000 at 9:30 a.m. for the following purposes:

          1. To consider and vote on the proposed merger of SCI Acquisition Inc. with and into Swiss Chalet pursuant to an agreement and plan of merger, dated as of May 8, 2000, among SCI Acquisition and Swiss Chalet. A copy of the merger agreement is attached as Appendix A to the proxy statement accompanying this notice.

          2. To transact such other business as may properly come before this special meeting of stockholders and any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the special meeting, management at present does not know of any other business to be brought before the meeting.

     Information relating to these matters is presented in the accompanying proxy statement. Holders of record of Swiss Chalet common stock at the close of business on June 9, 2000 are entitled to receive this notice and to vote their shares at this special meeting or any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John Bradley
                                          Chairman and Secretary

June 8, 2000
San Juan, Puerto Rico

     YOU ARE CORDIALLY INVITED TO ATTEND THIS SPECIAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN, PROMPTLY, THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. IF YOU PLAN TO ATTEND THE MEETING, YOU MUST NOTIFY THE SECRETARY OF SWISS CHALET IN WRITING TEN DAYS IN ADVANCE AND SHOW AT THE ENTRANCE PROOF OF OWNERSHIP OF SWISS CHALET COMMON STOCK OR A PROPER IDENTIFICATION CARD. IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON, YOU MUST CONTACT YOUR BROKER OR AGENT IN WHOSE NAME YOUR SHARES ARE REGISTERED TO OBTAIN A BROKER'S PROXY AND BRING IT TO THE MEETING IN ORDER TO VOTE.

     This proxy statement is dated June 8, 2000, and is first being mailed to the stockholders of Swiss Chalet on or about June 22, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................
  The Companies.............................................
  Recommendation to Stockholders............................
  Surviving Corporation.....................................
  Offering Price............................................
  Management of the Surviving Corporation...................
  Effective Date............................................
  Conditions for Completion.................................
  Termination...............................................
  Termination Fee...........................................
  Regulatory Approvals......................................
  Shareholder Agreement.....................................
  Appraisal Rights..........................................
  Certain Tax Consequences of the Merger....................
     Puerto Rico............................................
     United States..........................................
PROXY STATEMENT.............................................
SOLICITATION OF PROXIES.....................................
VOTING STOCK OUTSTANDING AND VOTE REQUIRED FOR APPROVAL.....
THE COMPANIES...............................................
THE PROPOSED MERGER.........................................
  General...................................................
  Description of the Merger.................................
  Merger Consideration......................................
  Financing of the Merger...................................
  Background and Reasons for Engaging in the Merger.........
  Shareholder Approval......................................
  Conditions for Completing the Merger......................
  Transfer of Shares........................................
  Exchange Procedures.......................................
  Termination of Merger Agreement...........................
  Termination Fee...........................................
  Regulatory Approvals......................................
SHAREHOLDER AGREEMENT.......................................
APPRAISAL RIGHTS............................................
SELECTED FINANCIAL DATA.....................................
CERTAIN TAX CONSEQUENCES OF THE MERGER......................
  Puerto Rico Income Tax Consequences.......................
  United States Federal Income Tax Consequences.............
  United States Backup Withholding and Information
     Reporting..............................................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................
OTHER INTERESTS OF MANAGEMENT...............................
STOCKHOLDERS' PROPOSALS.....................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............
WHERE YOU CAN FIND MORE INFORMATION.........................

APPENDIX A -- Agreement and Plan of Merger
APPENDIX B -- Shareholder Agreement
APPENDIX C -- Section 10.12 (Appraisal Rights) -- Puerto Rico General
              Corporation Law of 1995
APPENDIX D -- Consent of Horwath Velez Semprit & Co. PSC

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger agreement, you should carefully read this entire document and the documents to which we refer you.

The Companies..............  Swiss Chalet, Inc. and SCI Acquisition Inc., which are both corporations organized under Puerto Rico law. See "THE COMPANIES."

Recommendation to
  Stockholders.............  Swiss Chalet's board of directors believes the merger is advisable, fair to you and in your best interests, and recommends that you vote "FOR" the merger. See "THE PROPOSED MERGER -- Background and Reasons for Engaging in the Merger."

Surviving Corporation......  Swiss Chalet will be the surviving corporation in the merger. SCI Acquisition will merge with and into Swiss Chalet, and the separate corporate existence of SCI Acquisition will terminate. However, SCI Acquisition may require the amendment of the merger agreement to provide that SCI Acquisition, and not Swiss Chalet, will be the surviving corporation in the merger. See "THE PROPOSED MERGER -- Description of the Merger."

Offering Price.............  At the effective time of the merger, each share of
                               Swiss Chalet common stock will be converted into the right to receive $12.63237227 per share plus an extraordinary distribution that may be between $2.40 and $3.40 per share. In addition, on the 18-month anniversary of the merger, Swiss Chalet will distribute to the former stockholders of Swiss Chalet, on a proportionate basis, any funds remaining in a contingency escrow account established by Swiss Chalet and SCI Acquisition. See "THE PROPOSED MERGER -- Merger Consideration."

Management of the Surviving
  Corporation..............  The directors and officers of SCI Acquisition will become the directors and officers of Swiss Chalet after the merger. See "THE PROPOSED
                               MERGER -- Description of the Merger."

Effective Date.............  The effective date of the merger is expected to be
                               July 31, 2000. See "THE PROPOSED
                               MERGER -- Description of the Merger."

Conditions for
  Completion...............  The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the approval of the merger by the affirmative vote of the holders of a majority (50% plus one share) of the issued and outstanding shares of common stock of Swiss Chalet and SCI Acquisition. See "THE PROPOSED MERGER -- Conditions for Completing the Merger."

Termination................  The merger agreement may be terminated before its effective date under several circumstances including the following:

                                       1. by either Swiss Chalet or SCI
                             Acquisition if the merger is not approved by the stockholders of Swiss Chalet;

                                       2. by either Swiss Chalet or SCI
                             Acquisition if the merger is not completed on or before November 8, 2000;

                                       3. by SCI Acquisition if Swiss Chalet
                             engages in merger or acquisition negotiations with another party;

                                       4. by Swiss Chalet or SCI Acquisition if
                             SCI Acquisition does not obtain all the financing required to complete the merger on or before November 8, 2000;

                                       5. by SCI Acquisition if there is a
                             material adverse change in the condition, financial or otherwise, business, assets or prospects of Swiss Chalet; and

                                       6. by SCI Acquisition if the holders of
                             20% or more of Swiss Chalet common stock exercise their appraisal rights. See "THE PROPOSED
                             MERGER -- Termination of Merger Agreement."

Termination Fee............  Swiss Chalet will have to pay a $250,000 termination fee to SCI Acquisition if Swiss
                               Chalet stockholders do not approve the merger, or if Swiss Chalet engages in merger or acquisition negotiations with another party or does not recommend to its stockholders the approval of the merger. See "THE PROPOSED MERGER -- Termination Fee."

Regulatory Approvals.......  None. See "THE PROPOSED MERGER -- Regulatory
                               Approvals."

Shareholder Agreement......  The directors of Swiss Chalet, who are also stockholders of the company, and the estate of David C. Baumgarten entered into a shareholder agreement with SCI Acquisition pursuant to which they agreed to vote all their shares in favor of the merger and not to exercise their appraisal rights. The shares owned by the directors and Mr. Baumgarten's estate constitute a majority of the issued and outstanding common stock of Swiss Chalet. See "SHAREHOLDER AGREEMENT."

Appraisal Rights...........  Holders of Swiss Chalet common stock who oppose the merger and who are dissatisfied with the price per share offered by SCI Acquisition have appraisal rights under Puerto Rico law. This would give them the right to demand the determination of the fair value of their shares by a court of law. See "APPRAISAL RIGHTS."

Certain Tax Consequences of
the Merger.................  This summary of certain Puerto Rico and United
                               States Federal income tax consequences of the merger is qualified in its entirety by the complete discussion under "Certain Tax Consequences of the Merger". Because the tax consequences of the merger may vary depending on an individual taxpayer's particular situation, stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of these transactions.

                               Puerto Rico

                             The conversion of Swiss Chalet common stock into
                               cash pursuant to the merger will be a taxable transaction for Puerto Rico income tax purposes. A stockholder of Swiss Chalet will realize gain or loss for Puerto Rico income tax purposes in an amount equal to the difference between the cash received upon surrender of such stockholder's shares of Swiss Chalet common stock in connection with the merger and the stockholder's basis in such shares. With certain exceptions, such gain will be subject to the payment of income taxes to the extent of 10% of the portion of the gain attributable to the exempt tourism development activities and on 100% of the portion of the gain attributable to the non-tourism development activities. See "CERTAIN TAX CONSEQUENCES OF THE MERGER -- Puerto Rico Income Tax Consequences."

                               United States

                             The conversion of Swiss Chalet common stock into
                               cash pursuant to the merger will be a taxable transaction for United States Federal income tax purposes and may also be taxable under applicable state, local and other tax laws. In general, for United States Federal income tax purposes, a stockholder of Swiss Chalet that is a U.S. Holder, as defined in this proxy statement under "CERTAIN TAX CONSEQUENCES OF THE MERGER -- United States Federal Income Tax Consequences," will recognize gain or loss for United States Federal income tax purposes in an amount equal to the difference between the cash received upon surrender of such stockholder's shares of Swiss Chalet common stock in connection with the merger and the stockholder's basis in such shares. See "CERTAIN TAX CONSEQUENCES OF THE MERGER -- United States Federal Income Tax Consequences".

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                      (This page intentionally left blank)

                               SWISS CHALET, INC.
                             ---------------------

                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON SATURDAY, JULY 22, 2000
                             ---------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Swiss Chalet of proxies to be voted at the special meeting of stockholders to be held on Saturday, July 22, 2000, at 9:30 a.m., at the company's principal offices at 105 De Diego Avenue, San Juan, Puerto Rico 00911, and at any adjournment or postponement of that meeting. Proxies solicited may be exercised only at the special meeting (including any adjournment or postponement thereof) and may not be used for any other meeting.

     Each proxy, if properly signed and returned to the company and not revoked before its exercise, will be voted in accordance with its instructions. Unless stockholders give us different instructions, each proxy received will be voted in favor of the matters described in this proxy statement. You may revoke your proxy at any time before it is exercised by:

          1. sending a written notice revoking the proxy to the Secretary of Swiss Chalet (addressed to: Mr. John Bradley, Swiss Chalet, Inc., 105 De Diego Avenue, San Juan, Puerto Rico 00911);

          2. submitting a duly executed proxy with a later date; or

          3. appearing in person at the meeting and informing the Secretary of your intention to vote in person.

     If you plan to attend the meeting in person, you must notify the Secretary of Swiss Chalet in writing ten days in advance and show at the entrance proof of ownership of Swiss Chalet common stock or a proper identification card. Also, if your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you must contact your broker or agent in whose name your shares are registered to obtain a broker's proxy and bring it to the meeting in order to vote.

     Each proxy also confers discretionary authority on the Board of Directors to vote the proxy with respect to:

          1. matters incident to the conduct of the meeting; and

          2. such other matters as may properly come before the meeting.

     Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any business that may properly come before the meeting other than those matters described in this proxy statement. However, if any other matters are properly brought before the meeting, your shares will be voted with respect to those other matters in accordance with the judgment of the persons exercising your proxy.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by Swiss Chalet. The company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to certain beneficial owners of Swiss Chalet common stock. The company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Swiss Chalet common stock. In addition to solicitations by mail, directors, officers and employees of the company may solicit proxies personally, by telephone or other electronic means without additional compensation.

                            VOTING STOCK OUTSTANDING
                         AND VOTE REQUIRED FOR APPROVAL

     Only holders of common stock of record at the close of business on June 9, 2000 are entitled to vote at this special meeting. The total number of shares of common stock eligible to cast votes at the meeting is 1,401,162. Each share is entitled to one vote on each matter properly brought before the meeting. A list of stockholders entitled to vote will be available at the meeting and for ten days before the meeting, between the hours of 9:30 a.m. and 4:30 p.m. at the company's principal offices. You should contact the Secretary of Swiss Chalet if you wish to review the list of stockholders.

     The presence, either in person or by proxy, of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to the proposed merger will be taken by the affirmative vote of the holders of a majority (50% plus one share) of the company's issued and outstanding shares of common stock entitled to vote in person or by proxy at the meeting. Therefore, abstentions and broker non-votes will have the same effect as a vote against the proposed merger.

                                 THE COMPANIES

     Swiss Chalet was incorporated on April 9, 1952 under the laws of the Commonwealth of Puerto Rico. It owns and operates the Best Western Hotel Pierre in San Juan, Puerto Rico, which consists of 184 rooms and supporting facilities. The hotel is located on a parcel of land of approximately 2.6 acres, which is owned by the company. Portions of this property that are not being used for its hotel operations are leased to an independently owned restaurant that operates banquet facilities and to a pastry shop. The property also has parking areas and an unoccupied theater building. The hotel and the company's principal offices are located at 105 De Diego Avenue, San Juan, Puerto Rico 00911. Their telephone number is (787) 721-1200.

     Since April 1986, Swiss Chalet has operated under a grant of tax exemption issued by the Government of Puerto Rico pursuant to the Tourism Incentives Act of 1983. The grant provides partial tax exemption from Puerto Rico income and property taxes. It also provides 100% exemption from license taxes imposed by the Municipality of San Juan. The grant requires the company to invest at least 20% of its net income in certain training programs and improvements to the property. The original term of the grant was ten years. In March 1993, the company obtained an extension for an additional ten-year term.

     SCI Acquisition was incorporated on March 14, 2000 under the laws of the Commonwealth of Puerto Rico for the sole purpose of effecting the merger with Swiss Chalet. It has no material operations and no operating history. The holders of SCI Acquisition common stock are B.Fernandez & Hnos., Inc., a Puerto Rico corporation and a food and wine distributor; Camape S.E., a Puerto Rico special partnership indirectly controlled by Mr. Pedro Feliciano-Benitez, a businessman; and Mr. Joseph P. McCloskey, a real estate developer and businessman. As of May 8, 2000, the execution date of the merger agreement, SCI Acquisition had total assets and stockholders' equity of $258,000. Pursuant to a shareholders agreement, B.Fernandez and Camape have agreed to contribute to SCI Acquisition a total of $3,750,000 in additional capital upon completion of the merger. SCI Acquisition's address is as follows: SCI Acquisition Inc., c/o Rogelio Munoz, Munoz Boneta & Gonzalez, 208 Banco Popular Center, Suite 800, Hato Rey, Puerto Rico 00918, Attn.: Mr. Joseph P. McCloskey. Its telephone number is (787) 751-9393.

                              THE PROPOSED MERGER

GENERAL

     The Board of Directors unanimously approved the merger with SCI Acquisition on May 6, 2000, and recommends to its holders of common stock that they vote "FOR" the merger. Swiss Chalet is using this proxy statement to solicit proxies from its holders of common stock for use at the special meeting in which approval of the merger will be considered and voted by the company's stockholders.

DESCRIPTION OF THE MERGER

     At the time the merger agreement or a certificate of merger is properly filed with the Puerto Rico State Department, SCI Acquisition will merge with and into Swiss Chalet, the separate corporate existence of SCI Acquisition will cease, and Swiss Chalet will continue as the surviving corporation in the merger. The parties expect to complete the merger on July 31, 2000. The merger will be pursuant to and have the effects specified in the Puerto Rico General Corporation Law of 1995. The charter and by-laws of Swiss Chalet will be amended at the effective time of the merger to reflect the authorized capital of SCI Acquisition. Also, at the effective time of the merger, the directors and officers of SCI Acquisition will become the directors and officers of Swiss Chalet. Notwithstanding the above, SCI Acquisition may require the amendment of the merger agreement to provide that SCI Acquisition, and not Swiss Chalet, will be the surviving corporation in the merger. In the event that any such amendment is executed after the stockholders of Swiss Chalet have approved the merger, no additional stockholder approval will be required for such amendment. As a result of the merger, all the issued and outstanding shares of Swiss Chalet common stock will be converted into the right to receive the cash amounts described below in this proxy statement.

MERGER CONSIDERATION

     A. SCI Acquisition will pay an aggregate amount equal to $17,700,000 or $12.63237227 per share in cash into an exchange account for distribution to the holders of Swiss Chalet common stock. The exchange agent will be a commercial bank selected by Swiss Chalet and SCI Acquisition with offices in Puerto Rico and the United States. The exchange agent will effect the exchange of certificates representing shares of Swiss Chalet common stock for the consideration paid by SCI Acquisition.

     B. In addition to the aforesaid, on the effective date of the merger and as part of the merger consideration, Swiss Chalet will pay an extraordinary cash distribution to its stockholders in an amount equal to its available cash balance after deducting the amounts necessary to fund:

          1. a cash reserve of $400,000 or $575,000 (depending on the status of certain property tax issues) as working capital;

          2. a contingency escrow account to cover any material liabilities determined by Swiss Chalet and SCI Acquisition that were not reflected on Swiss Chalet's audited balance sheet of April 30, 1999, and not reserved for in the long-term liability reserve described below, and which relate to events occurring or conditions existing before the effective date of the merger;

          3. any declared but unpaid dividends to Swiss Chalet stockholders;

          4. any long-term material liabilities of Swiss Chalet existing on the effective date of the merger, (i) which are of a type required to be included in a balance sheet according to U.S. generally accepted accounting principles, (ii) which were not reflected on the company's audited balance sheet of April 30, 1999, (iii) which will remain outstanding at the effective time of the merger, (iv) for which an asset of equal value that was not reflected on such April 30, 1999 balance sheet will not exist on the company's balance sheet as of the effective date of the merger, and (v) which (in the case of a liability exceeding $100,000 not voluntarily incurred by the company) the company agrees, at the request of SCI Acquisition, to include in this reserve;

          5. any severance payments to directors and executive officers of Swiss Chalet as a result of the merger; and

          6. any accrued unpaid taxes owed by Swiss Chalet with respect to the fiscal year ended April 30, 2000 and the period from May 1, 2000 to the effective date of the merger (excluding from this provision and from the contingency escrow account and from the long-term liability reserve, any income or property tax contingencies identified on or before May 8, 2000 by SCI Acquisition).

     Based on the amount of cash held by the company on the date of this proxy statement and on the company's estimate of the deductions listed above, the company believes that the amount of this extraordinary distribution will be between $2.40 and $3.40 per share. At the effective time of the merger, Swiss Chalet will deliver the extraordinary distribution, if any, to the exchange agent, who will then distribute such amount to Swiss Chalet's stockholders together with the cash amount paid by SCI Acquisition on account of the merger.

     C. In addition to the aggregate amount of $17,700,000 or $12.63237227 per share in cash and the extraordinary cash distribution to the stockholders, any unused portion of the contingency escrow account remaining 18 months after the effective date of the merger will be distributed on a proportionate basis to the former stockholders of Swiss Chalet as part of the merger consideration.

FINANCING OF THE MERGER

     SCI Acquisition plans to finance the merger with Swiss Chalet with equity contributed by its stockholders and a loan from a commercial bank. SCI Acquisition has indicated to Swiss Chalet that it expects to have the bank financing required to consummate the merger by the time the merger is submitted for approval to the stockholders of Swiss Chalet.

BACKGROUND AND REASONS FOR ENGAGING IN THE MERGER

     During 1998 and 1999, several interested parties approached Swiss Chalet and expressed an interest in acquiring the company or its assets. In July 1999, after several meetings between the management of Swiss Chalet and an interested party, a non-binding understanding in principle was reached as to a price and certain other material terms of a potential acquisition of Swiss Chalet. Such understanding in principle was presented to the Board of Directors of Swiss Chalet, and on July 12, 1999, Swiss Chalet and such party signed a letter of intent regarding a possible acquisition of Swiss Chalet. A draft of a merger agreement was presented to the Board of Directors of Swiss Chalet at a meeting held on July 20, 1999. During the period from July 1999 to December 1999 representatives and legal advisors to both parties negotiated the terms of the merger agreement. However, in December 1999, negotiations between the parties were discontinued.

     In January 2000, negotiations began with Mr. Joseph P. McCloskey acting on his behalf and on behalf of other investors interested in a possible acquisition of Swiss Chalet. On March 14, 2000, Mr. McCloskey and such investors incorporated SCI Acquisition under Puerto Rico law for the sole purpose of effecting the merger with Swiss Chalet.

     On May 6, 2000, the Board of Directors approved the merger agreement that was negotiated with Mr. McCloskey. At that meeting, they determined that the merger is advisable and fair to, and in the best interests of, Swiss Chalet and its stockholders. In the course of reaching its decision to approve the merger agreement, the Board of Directors considered the recent and historical stock price performance of Swiss Chalet common stock, which has never traded above $11 per share. The Board also considered hotel industry trends and market conditions in Puerto Rico which are highly competitive. Based on these factors, they concluded that SCI Acquisition's offer is advisable, fair and in the best interests of the company and its stockholders.

SHAREHOLDER APPROVAL

     The affirmative vote of the holders of a majority (50% plus one share) of the outstanding shares of Swiss Chalet and SCI Acquisition common stock is required to complete the merger.

CONDITIONS FOR COMPLETING THE MERGER

     The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following:

          1. approval of the merger by the affirmative vote of the holders of a majority (50% plus one share) of the issued and outstanding shares of common stock;

          2. no injunction or order is entered by a court of competent jurisdiction which would prohibit the merger;

          3. no law, rule or regulation is enacted which would prohibit the merger; and

          4. SCI Acquisition obtains all the financing required to complete the merger.

TRANSFER OF SHARES

     The stock ledgers or transfer books of Swiss Chalet will be closed at the effective time of the merger. Registration or transfer of shares of Swiss Chalet common stock will not be permitted after such time.

EXCHANGE PROCEDURES

     You do not have to surrender your Swiss Chalet common stock certificates at this time. The company will notify you in writing if the merger is approved by the stockholders. At such time, the company will provide you a letter of transmittal for you to surrender your certificates to the exchange agent prior to receiving any merger consideration. You should carefully read and follow the instructions that will be included with the letter of transmittal.

     On the six-month anniversary of the effective date of the merger, the exchange agent will transfer to Swiss Chalet the balance of the funds held by it, which correspond to former Swiss Chalet stockholders who have not delivered for cancellation and exchange their certificates of common stock. Swiss Chalet will continue to cancel and exchange such certificates until the second anniversary of the effective date of the merger. On that date, and to the extent permitted by law, such funds will be retained by the company free and clear of any claim by such former stockholders.

TERMINATION OF MERGER AGREEMENT

     The merger agreement may be terminated before its effective date:

          1. by mutual consent of Swiss Chalet and SCI Acquisition

          2. by either Swiss Chalet or SCI Acquisition if the merger is not approved by the stockholders of Swiss Chalet;

          3. by either Swiss Chalet or SCI Acquisition if the merger is not completed on or before November 8, 2000;

          4. by SCI Acquisition if Swiss Chalet engages in merger or acquisition negotiations with another party;

          5. by SCI Acquisition if Swiss Chalet's Board of Directors does not recommend to its stockholders the approval of the merger;

          6. by SCI Acquisition if there is a breach of certain representations, warranties or covenants by Swiss Chalet;

          7. by Swiss Chalet if there is a breach of certain representations, warranties or covenants by SCI Acquisition;

          8. by Swiss Chalet or SCI Acquisition if SCI Acquisition does not obtain all the financing required to complete the merger on or before November 8, 2000;

          9. by SCI Acquisition if there is a material adverse change in the condition, financial or otherwise, business, assets or prospects of Swiss Chalet;

          10. by SCI Acquisition if Swiss Chalet fails to fund a cash reserve for certain long-term liabilities of Swiss Chalet, or if Swiss Chalet and SCI Acquisition cannot agree as to the amount of the contingency escrow account; or

          11. by SCI Acquisition if the holders of 20% or more of Swiss Chalet common stock exercise their appraisal rights.

TERMINATION FEE

     Swiss Chalet agreed to pay a $250,000 termination fee to SCI Acquisition if the merger is not approved by Swiss Chalet stockholders. The company also agreed to pay such penalty if it negotiates with, provides nonpublic information to, or enters into a merger or acquisition agreement with another party, or if it fails to recommend to its stockholders the approval of the merger.

REGULATORY APPROVALS

     No government regulatory approvals are required for the merger of SCI Acquisition and Swiss Chalet.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE MERGER.

                             SHAREHOLDER AGREEMENT

     On May 8, 2000, each of the directors of Swiss Chalet and the estate of David C. Baumgarten, who collectively own 706,433 shares or 50.42% of the issued and outstanding common stock of the company, entered into a shareholder agreement with SCI Acquisition. The shares owned by the directors and Mr. Baumgarten's estate constitute a majority of the issued and outstanding common stock of the company. Pursuant to the shareholder agreement, the directors and Mr. Baumgarten's estate agreed to vote all their shares of Swiss Chalet common stock in favor of the merger and also agreed not to exercise their appraisal rights with respect to their shares. They further agreed not to sell their shares unless the buyer of such shares executes an irrevocable proxy to vote such shares in favor of the merger or an agreement to vote in favor of the merger identical to the agreement executed by the directors. Notwithstanding the foregoing, the shareholder agreement will terminate in the event that the stockholders, in their capacity as directors of the company, determine that recommending or approving the merger agreement and the merger would result in a breach of their fiduciary duties under Puerto Rico law. A copy of the shareholder agreement is attached as Appendix B to this proxy statement.

                                APPRAISAL RIGHTS

     Holders of Swiss Chalet common stock who oppose the merger and who are dissatisfied with the consideration offered by SCI Acquisition have appraisal rights under Puerto Rico law, which would give them the right to demand the determination of the fair value of their shares by a court of law. Pursuant to
Section 10.12 of the Puerto Rico General Corporation Law of 1995, a copy of which is attached as Appendix C to this proxy statement, any holder of Swiss Chalet common stock who:

          1. holds his or her shares on the date of making the demand for the appraisal of his or her shares;

          2. continuously holds such shares through the effective date of the merger;

          3. has perfected his or her appraisal rights (as explained below); and

          4. has not voted in favor of or consented to the merger, is entitled to an appraisal by the Court of First Instance of Puerto Rico (Superior
     Part) of the fair value of his or her shares.

     A stockholder electing to demand the appraisal of his or her shares may perfect his or her appraisal rights by delivering to Swiss Chalet, before voting with respect to the merger, a written demand for appraisal of his or her shares. Such demand will be deemed legally sufficient if it reasonably informs Swiss Chalet of the identity of the stockholder and that he or she intends thereby to exercise his or her appraisal rights. The granting of a proxy to vote or a vote against the merger will not constitute a demand for such purposes. The stockholder electing to proceed in this manner must do so by a separate written demand addressed to Swiss Chalet, Inc., 105 De Diego Avenue, San Juan, Puerto Rico 00911, Attention: John Bradley, Chairman and Secretary.

     Within the 10 days following the effective date of the merger, if approved by the stockholders, the surviving corporation will notify the effective date of the merger to those who perfected their appraisal rights and who did not vote in favor of the merger. Any stockholder who has complied with the requirements for exercising his or her appraisal rights under Puerto Rico law will have 120 days after the effective date of the merger to file a petition in the Court of First Instance of Puerto Rico (Superior Part) in demand of a determination of the total value of the stock of all such stockholders. Those stockholders who demand their appraisal rights will not be entitled to vote their stock for any purpose or to receive the payment of dividends or other distributions on their stock after the effective date of the merger, except dividends or other distributions payable to stockholders of record at a date prior to the effective date of the merger.

                            SELECTED FINANCIAL DATA

     The following table shows certain selected financial and operating data of Swiss Chalet on a historical basis as of and for the nine-month periods ended January 31, 2000 and 1999, and for each of the five fiscal years in the period ended April 30, 1999. This information should be read together with the company's financial statements and the related notes incorporated by reference in this proxy statement. Financial information for the nine-month periods ended January 31, 2000 and 1999 is derived from unaudited financial statements, which, in the opinion of management, include all adjustments necessary for a fair presentation of the results for those periods. These adjustments consist only of normal recurring accruals. Results for the nine-month period ended January 31, 2000 are not necessarily indicative of results for the full fiscal year.

                                          NINE-MONTH PERIOD
                                          ENDED JANUARY 31,                       FISCAL YEAR ENDED APRIL 30,
                                       -----------------------   --------------------------------------------------------------
                                          2000         1999         1999         1998         1997         1996         1995
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
OPERATING RESULTS AND
  DIVIDENDS PAID:
Net sales and other income...........  $4,714,467   $3,867,134   $5,791,178   $5,320,145   $5,444,014   $5,150,376   $4,663,275
Net income...........................   1,672,514    1,050,843    1,927,835    1,650,395    1,738,842    1,608,149    1,206,468
Net income per share.................        1.19         0.75         1.38         1.18         1.24         1.15         0.86
Dividends per share..................        0.90         0.90         0.90         0.90         0.90         0.85         0.70
PERIOD END BALANCES:
Total assets.........................  $8,387,913   $7,006,791   $8,097,032   $7,258,895   $6,805,298   $6,203,591   $5,490,260
Deferred compensation plan
  liability..........................     125,100      106,700      109,100       91,200       48,600       37,800       13,600
Stockholders' equity.................   7,474,063    6,185,603    6,081,781    5,414,992    5,025,643    4,547,847    4,060,628

                     CERTAIN TAX CONSEQUENCES OF THE MERGER

     The following is a general summary of certain Puerto Rico and United States Federal income tax consequences of the merger and does not discuss all possible tax consequences that may be relevant to the stockholders of Swiss Chalet in light of each stockholder's particular circumstances and the special rules that may be applicable to such stockholders. All stockholders should consult their own tax advisors to determine the particular tax consequences to them of these transactions.

     The discussion below is based, in the case of Puerto Rico income tax consequences, on the Puerto Rico Internal Revenue Code of 1994, as amended (the "Puerto Rico Code"), and on the Puerto Rico Tourism Incentives Act of 1983, as amended (the "Tourism Incentives Act"), both as interpreted by regulations and rulings issued by the Puerto Rico Department of the Treasury and by judicial decisions, and, in the case of United States Federal income tax consequences, on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be retroactively applied in a manner that could adversely affect holders of Swiss Chalet common stock. The discussion below on Puerto Rico income tax consequences is also based on an exemption resolution issued under the Tourism Incentives Act issued to Swiss Chalet in Case No. 92-52-EXT.-7 (83-52-T-10). A ruling request will be submitted to the Puerto Rico Department of the Treasury requesting various rulings relating to certain Puerto Rico income tax consequences of the merger to the stockholders of Swiss Chalet, and, unless otherwise noted, the discussion below under "Puerto Rico Income Tax Consequences" assumes that such rulings will be granted as requested. No assurance can be given that this ruling request will be granted by the Puerto Rico Department of the Treasury. With respect to the discussion under "U.S. Federal Income Tax Consequences" below, stockholders should note that this summary is not binding on the Internal Revenue Service or the courts and that no ruling has been or will be sought from the Internal Revenue Service as to the U.S. Federal income tax consequences of the merger.

     In general (except as set forth below), individuals who are bona fide residents of Puerto Rico during the entire taxable year in which the merger occurs, and Puerto Rico corporations, partnerships, trusts and estates, will not be subject to U.S. Federal income tax on income or gain, if any, realized as a result of the merger and should consult the discussion below under "Puerto Rico Income Tax Consequences". Except as set forth in the next sentence, it is anticipated that U.S. citizens (other than bona fide residents of Puerto Rico) and U.S. corporations, partnerships, trusts and estates generally will not be subject to Puerto Rico income tax on income or gain, if any, realized as a result of the merger and should consult the discussion below under "United States Federal Income Tax Consequences". Puerto Rico corporations and Puerto Rico partnerships that hold shares of Swiss Chalet common stock in connection with a U.S. trade or business should also consult the discussion below under "United States Federal Income Tax Consequences." Aliens not residing in Puerto Rico, U.S. corporations, and U.S. partnerships engaged in a trade or business in Puerto Rico should also consult the discussion below under "Puerto Rico Income Tax Consequences". All stockholders should consult the discussions below under "United States Backup Withholding and Information Reporting".

PUERTO RICO INCOME TAX CONSEQUENCES

     The conversion of Swiss Chalet common stock into cash pursuant to the merger will be a taxable transaction for Puerto Rico income tax purposes.

     Except as noted below, Swiss Chalet's stockholders will recognize any gain or loss realized upon the conversion of their shares of Swiss Chalet common stock for cash on 10% of the portion of the gain attributable to the exempt tourism development activities of Swiss Chalet and on 100% of the portion of the gain attributable to the non-tourism development activities of Swiss Chalet. The amount of such gain or loss will be measured by the difference between the amount of cash received by each stockholder, including the extraordinary cash distribution and cash distributed from the contingency escrow account, if any, and his or her adjusted basis in the Swiss Chalet common stock, and will generally constitute a capital gain or loss (except for stockholders who hold their common stock primarily for sale to customers in the ordinary course of their trade or business). The taxable portion of any capital gain corresponding to Swiss Chalet common stock held by the stockholder for more than six months prior to the effective date of the merger will be subject to a maximum tax of 20% in cases of stockholders who are individuals, estates or trusts, or of 25% if the stockholder is a corporation or partnership.

     Stockholders of Swiss Chalet who are individuals, estates or trusts, not residents of Puerto Rico, or that are non-Puerto Rico corporations or partnerships, and that transfer their certificates representing shares of Swiss Chalet common stock by delivering them to a designated New York office of the exchange agent, will not be subject to Puerto Rico income or withholding taxes on any gain realized on such transfer, unless the stockholder is an alien or a non-Puerto Rico corporation or partnership and the gain is effectively connected with the conduct of a Puerto Rico trade or business by such stockholder. In this regard, if the ruling to be requested to such effect were to be denied by the Puerto Rico Department of the Treasury, such stockholders would recognize gain or loss on such transfer for Puerto Rico income tax purposes in the same manner and to the extent described in the previous paragraph.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The conversion of Swiss Chalet common stock pursuant to the merger generally will be a taxable transaction for United States Federal income tax purposes and may also be taxable under applicable state, local and other tax laws. For a discussion of the Puerto Rico income tax consequences for certain stockholders, see "Puerto Rico Income Tax Consequences" above. In general, for United States Federal income tax purposes, a stockholder of Swiss Chalet that is a U.S. Holder, as defined below, that receives cash in exchange for his or her Swiss Chalet common stock will recognize gain or loss for United States Federal income tax purposes in an amount equal to the difference between the sum of the cash received and the stockholder's basis in his or her shares of Swiss Chalet common stock. Generally, such gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the shares of Swiss Chalet common stock surrendered exceeds one year and the U.S. Holder holds such shares as a capital asset. For purposes of this discussion, a "U.S. Holder" is any beneficial owner of Swiss Chalet common stock that is (i) a citizen or resident of the United States (other than an individual who is a bona fide resident of Puerto Rico during the entire taxable year), (ii) a corporation organized under the laws of the United States or any State or (iii) otherwise subject to United States Federal income taxation on a net income basis in respect of a share of Swiss Chalet common stock.

UNITED STATES BACKUP WITHHOLDING AND INFORMATION REPORTING

     The exchange of Swiss Chalet common stock for cash pursuant to the merger by the New York office of the exchange agent may be subject to both United States backup withholding at a 31% rate and information reporting unless the holder or beneficial owner provides his or her taxpayer identification number or otherwise establishes an exemption in the manner required by United States law and applicable regulations. United States information reporting and backup withholding generally will not apply to the exchange of Swiss Chalet common stock for cash pursuant to the merger outside the United States.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information as to the shares of Swiss Chalet common stock beneficially owned, as of the voting record date, by the persons known to the company to be the beneficial owners of 5% or more of the company's common stock. Mr. David C. Baumgarten, who was the Chairman of the Board of Directors and owner of 449,713 shares of Swiss Chalet common stock, died on April 26, 1995. The co-executors of Mr. Baumgarten's estate are Mr. Harvey Litwin and Mr. Robert Lasky. Until these shares are either distributed or otherwise disposed of, their ownership is shown in our records as "Estate of David C. Baumgarten." The shares of Mr. Pierre Lohner, one of the company's founders, who died on July 6, 1999 are similarly shown in our records as "Estate of Pierre Lohner." To our knowledge, and as of the date of this proxy statement, none of the shares in Mr. Baumgarten's and Mr. Lohner's estate have been sold or distributed.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP
                                                                 OF COMMON STOCK       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          AS OF MAY 31, 2000(1)   COMMON STOCK
------------------------------------                          ---------------------   ------------
Estate of David C. Baumgarten...............................         449,713             32.10%
  c/o APA Harvey Litwin
  APA 888 7th
  Ave New York, NY 10106
Estate of Pierre Lohner.....................................          85,808              6.12
  c/o Philippe Lohner
  P.O. Box 6608
  Loiza Station
  San Juan, PR 00914-6608
B. Chester Hryniewicz.......................................          70,299              5.02
  Apt. 82 500 S. Palm
  Sarasota, FL 34236

---------------

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended, and information furnished by the respective individuals.

     The table below shows the number of shares of Swiss Chalet common stock beneficially owned as of May 31, 2000 by each director and each named executive officer of the company, and by all directors and named executive officers as a group.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP      PERCENT
                                                                 OF COMMON STOCK           OF
NAME                                                          AS OF MAY 31, 2000(2)   COMMON STOCK
----                                                          ---------------------   ------------
DIRECTORS
Patrick Baumgarten..........................................          13,518              0.96%
John Bradley................................................          15,212              1.09
B. Chester Hryniewicz.......................................          70,299              5.02
Harvey Litwin...............................................          64,345(3)           4.59
Jose Ramirez-Garcia.........................................           8,000              0.57
Peter D. Somech.............................................          55,365              3.95
Gustavo Velez-Toro..........................................          29,981              2.14

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP      PERCENT
                                                                 OF COMMON STOCK           OF
NAME                                                          AS OF MAY 31, 2000(2)   COMMON STOCK
----                                                          ---------------------   ------------
NAMED EXECUTIVE OFFICERS
John Bradley................................................          15,212              1.09%
  Chairman and Secretary
B. Chester Hryniewicz.......................................          70,299              5.02
  President
Gustavo Velez-Toro..........................................          29,981              2.14
  Vice President
Peter D. Somech.............................................          55,365              3.95
  Treasurer and Chief Financial Officer
DIRECTORS AND NAMED EXECUTIVE OFFICERS AS A GROUP...........         256,720             18.32

---------------

(2) Includes securities owned by affiliates, wives and children. Each person has sole voting and investment power with respect to the shares beneficially owned by him.
(3) Mr. Litwin is the co-executor of the estate of David C. Baumgarten. The amount of shares owned by Mr. Litwin excludes 449,713 shares owned of record by Mr. Baumgarten's estate, which Mr. Litwin has the power to vote.

                         OTHER INTERESTS OF MANAGEMENT

     Two of the directors of Swiss Chalet, Mr. Gustavo Velez-Toro and Mr. Peter
D. Somech, have employment contracts with the company. These contracts contain severance clauses that will be activated if the merger is approved by the stockholders. The expense of liquidating these settlements will be charged against the company's cash prior to the effective date of the merger.

                            STOCKHOLDERS' PROPOSALS

     The date of the next annual meeting of stockholders of Swiss Chalet will depend on the outcome of this special meeting. Any stockholder proposal intended to be included in Swiss Chalet's proxy statement and proxy card for presentation at the company's 2000 annual meeting of stockholders had to have been received by May 15, 2000. The company did not receive any such proposal for the 2000 annual meeting of stockholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Swiss Chalet hereby incorporates by reference the following documents filed with the Securities and Exchange Commission:

     1. The company's annual report on Form 10-KSB for the fiscal year ended April 30, 1999.

     2. All other reports filed by the company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report for the fiscal year ended April 30, 1999.

     All documents subsequently filed by Swiss Chalet pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to this special meeting of stockholders will also be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the filing date of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that another statement in this proxy statement or in any other subsequently filed document, which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement, except as modified or superseded, will not be deemed to be a part of this proxy statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     Swiss Chalet files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We file such materials electronically with the SEC. Therefore, you can also review our filings by accessing the Internet site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC.

     UPON RECEIPT OF A WRITTEN REQUEST, SWISS CHALET WILL PROVIDE TO ANY STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED APRIL 30, 1999, AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. JOHN BRADLEY, SWISS CHALET, INC., 105 DE DIEGO AVENUE, SAN JUAN, PUERTO RICO 00911.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John Bradley
                                          Chairman and Secretary

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 8, 2000

                                  BY AND AMONG

                              SCI ACQUISITION INC.

                                      AND

                               SWISS CHALET, INC.

     AGREEMENT AND PLAN OF MERGER, dated as of May 8, 2000, by and between SCI Acquisition Inc. ("Purchaser"), a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Commonwealth"), and Swiss Chalet, Inc. (the "Company"), a corporation organized under the laws of the Commonwealth.

                                  WITNESSETH:

     WHEREAS the respective Boards of Directors of Purchaser and the Company have determined that it is in the best interests of Purchaser and the Company and their respective stockholders to combine their respective businesses through the merger (the "Merger") of Purchaser with and into the Company, on the terms and conditions set forth in this Agreement; and

     WHEREAS, as a result of the Merger, all the outstanding shares of Common Stock, no par value, of the Company ("Company Common Stock") will be converted into the right to receive (i) an aggregate amount of $17,700,000, or $12.63237227 per share in cash on account of the Merger, (ii) the Extraordinary Distribution, as defined below, and (iii) any Contingency Escrow Consideration, as defined in Section 1.6(e), subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants, promises and obligations contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. (a) At the Effective Time (as defined in Section 1.1(b)), Purchaser shall merge with and into the Company, and the separate existence of Purchaser shall cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company, with all its rights, privileges and franchises, shall continue unaffected by the Merger. The Merger shall be pursuant to and have the effects specified in the Puerto Rico General Corporation Law of 1995 (the "Corporation Law"). The Charter and Bylaws of the Company, as amended at the Effective Time (as defined in Section 1.1(b)) to reflect the authorized capital of Purchaser, shall be the Charter and the Bylaws of the Surviving Corporation until further amended as provided therein. The directors and officers of Purchaser at the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are elected and qualified.

     (b) On a date selected by Purchaser, which shall be no later than the 30th day following the satisfaction or waiver of the conditions set forth in Article 6, the parties hereto shall cause this Agreement or a certificate of merger to be properly filed in the office of the Secretary of State of the Commonwealth in accordance with the Corporation Law. The Merger shall become effective at the time (the "Effective Time") this Agreement or a certificate of merger is properly filed in accordance with the Corporation Law. The date on which the Effective Time shall occur is herein referred to as the "Effective Date").

     (c) Purchaser shall have the right, subject to Section 7.4, to require the amendment of this Agreement to provide that Purchaser, and not the Company, shall be the Surviving Corporation in the Merger, and the Company agrees to execute such amendment in the event of any such request by Purchaser. In the event any such amendment is executed after the stockholders of the Company shall have approved the Merger, no additional stockholder approval shall be required for such amendment.

     1.2. Effect of the Merger on Outstanding Shares of Company Common
Stock. Subject to the terms and conditions of this Agreement, to effectuate, and automatically by virtue of, the Merger:

          (a) (i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of the Company) ("Outstanding Shares") shall become and be converted into the right to receive (i) $12.63237227 in cash (the "Consideration") (which amount is based on an aggregate amount of Consideration equal to

     $17,700,000 and 1,401,162 shares outstanding) on account of the Merger,
     (ii) the Extraordinary Distribution (calculated on a per share basis), and
     (iii) any Contingency Escrow Consideration (calculated on a per share basis);

             (ii) Notwithstanding any other provision hereof, if the Company effects a stock dividend, extraordinary dividend or distribution (other than as contemplated by Section 1.4), reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction after the date hereof and before the Effective Time, the Consideration shall be appropriately adjusted.

             (iii) At the Effective Time, each share of Company Common Stock that, immediately prior to the Effective Time, is held as treasury stock of the Company shall by virtue of the Merger be cancelled and retired and shall cease to exist, and no exchange or payment shall be made thereof.

          (b) Not later than the 30th day prior to the anticipated Effective Date or such other date as the parties may agree in writing (the "Mailing Date"), Purchaser shall mail a letter of transmittal, substantially in the form of Exhibit 1.2, to each person that was a holder of record of Company Common Stock immediately prior to the Mailing Date. The letter of transmittal shall be used by holders of Company Common Stock to surrender the certificates representing shares of Company Common Stock prior to the Effective Time ("Old Certificates") in exchange for the Consideration, and must be accompanied by such Old Certificates.

     1.3. Effect of Merger of Outstanding Shares of Capital Stock of Purchaser. At and after the Effective Date, each share of Purchaser's common stock issued and outstanding immediately prior to the Effective Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

     1.4. Extraordinary Distribution. (a) Immediately prior to the Effective Time, and subject to the terms of this Section 1.4 and compliance with all laws, regulations and regulatory policies, the Company may declare and pay an extraordinary cash distribution (the "Extraordinary Distribution") in an amount equal to its available cash after deducting the amount necessary

          (i) to fund a cash reserve (the "Cash Reserve") of (A) $400,000, in the event that Purchaser is provided with evidence of the satisfaction of the claim for property taxes on property number 040-050-191-35-901, or (B) $575,000, in the event that Purchaser is not provided with such evidence, which Cash Reserve the Company will maintain at such level until after the consummation of the Merger and which will remain the property of the Surviving Corporation after the consummation of the Merger,

          (ii) to fund the Contingency Escrow contemplated by Section 1.6,

          (iii) to fund an additional cash reserve in an amount certified by the Company to be sufficient to pay any declared but unpaid dividends, including dividends payable to stockholders with unknown addresses, which reserve will remain the property of the Surviving Corporation after the consummation of the Merger,

          (iv) to fund an additional cash reserve (the "Liability Reserve"), which will remain the property of the Surviving Corporation after the Effective Time, to pay any long-term liability of the Company existing at the Effective Time (A) which is of the type required to be included in a balance sheet in accordance with U.S. generally accepted accounting principles, (B) which was not reflected on the April 30, 1999 balance sheet of the Company, (C) which will remain outstanding at the Effective Time,
     (D) for which an asset of equal value that was not reflected on such April 30, 1999 balance sheet will not exist on the Closing Date Balance Sheet (as defined below), and (E) which, in the case of a liability in an amount in excess of $100,000 that is not voluntarily incurred by the Company, the Company consents at the Effective Time to include for purposes of calculating the Liability Reserve,

          (v) to fund any payment due or to become due to Mr. Peter Somech, Mr. Gustavo Velez, Mr. B. Chester Hryniewicz and any other officer of the Company referred to in Schedule 3.14(b) under their agreements with the Company (including the non-qualified deferred compensation plan referred to in Schedule 3.14(b)), and

          (vi) to fund the payment of accrued unpaid taxes payable with respect to the fiscal year ending April 30, 2000 and the period from May 1, 2000 to the Effective Date, it being agreed that no provision or deposit will be made hereunder, or in the Contingency Escrow or the Liability Reserve, with respect to income or property tax contingencies identified on or prior to the date hereof by Purchaser's due diligence investigation.

     (b) The amount, if any, of the Liability Reserve shall be determined on the basis of a balance sheet and supporting documentation prepared by the Company as of the Effective Date (the "Closing Date Balance Sheet"), which shall take into consideration the latest financial information available to the Company. Ten days prior to the Effective Date, the Company shall provide to the Purchaser a projected Closing Date Balance Sheet and supporting documentation.

     (c) In the event that the Company does not consent at the Effective Time to take into consideration a liability described in clause (a)(iv)(E) above for purposes of calculating the Liability Reserve, the Purchaser may terminate this Agreement pursuant to Section 7.1(i).

     (d) The amount of the Extraordinary Distribution shall be delivered at the Effective Time by the Company to the Exchange Agent mentioned in Section 1.5 and distributed to shareholders together with the Consideration.

     (e) The amount of the reserves described in clauses (i) through (vi) of
Section 1.4(a) shall not exceed the Company's available cash (including cash equivalents and securities) on the Effective Date.

     1.5. Appointment of Exchange Agent. Purchaser and the Company shall appoint an exchange agent (the "Exchange Agent") to effect the exchange of Old Certificates for the Consideration and shall enter into an escrow agreement with the Exchange Agent that incorporates the terms hereof. Any fees and expenses of the Exchange Agent payable prior to the Effective Time will be paid 85% by Purchaser and 15% by the Company. On the Effective Date, Purchaser shall transfer to the Exchange Agent an amount equal to the aggregate amount of the Consideration minus the amount of the Deposit described in Section 1.9 in immediately available funds. The Exchange Agent shall be a bank mutually agreed by the Company and Purchaser with offices in Puerto Rico and the United States.

     1.6. Establishment of Contingency Escrow. (a) Prior to the declaration and payment of the Extraordinary Distribution, (i) the Company and Purchaser shall establish by mutual agreement an escrow account (the "Contingency Escrow") with the same entity acting as Exchange Agent and shall enter into an escrow agreement (the "Contingency Escrow Agreement") with such entity incorporating the relevant terms hereof, and (ii) the Company shall transfer to such escrow account an amount agreed to between the Company and Purchaser.

     (b) The Company shall withdraw funds from the Contingency Escrow from time to time at any time prior to the 18-month anniversary of the Effective Date, to pay material contingent liabilities identified in writing by Purchaser and the Company on or prior to the Effective Date, which material contingent liabilities are not reflected on the audited balance sheet of the Company as of April 30, 1999, and not reserved for in the Liability Reserve, and which relate to events occurring or conditions existing prior to the Effective Date. These material contingent liabilities shall include any material contingent liabilities arising from or constituting a breach of any of the representations made by the Company herein, and any other material contingent liability identified in writing by Purchaser as a result of its labor, employee benefit, financial and environmental due diligence investigation of the Company after the date hereof and agreed to by the Company (it being understood that, for purposes of this Section 1.6, contingent liabilities involving less than $5,000 individually or less than $100,000 in the aggregate shall not be considered material).

     (c) The parties agree to negotiate in good faith the amount of the Contingency Escrow. In the event that the Purchaser and the Company cannot agree as to the amount of the Contingency Escrow, the Purchaser shall have the option of terminating this Agreement pursuant to Section 7.1(i) or agreeing to the amount proposed by the Company.

     (d) Any proceeding relating to any claim reserved for in the Contingency Escrow shall be administered, and monies therein may be withdrawn by the Company, as provided in the Contingency Escrow Agreement.

     (e) Any funds remaining in the Contingency Escrow on the 18-month anniversary of the Effective Date and not applied to pay contingencies as provided in clauses (b) and (d) above, including any interest earned on such funds, shall be considered additional Consideration ("Contingency Escrow Consideration") and shall be distributed pro rata to the persons who were the holders of record of Company Common Stock immediately prior to the Effective Date, provided such persons have surrendered their Old Certificates. Any funds in the Contingency Escrow, including any interest earned on such funds, relating to Old Certificates that have not been surrendered shall be transferred to the Surviving Corporation in accordance with Section 1.7(d).

     1.7. Additional Exchange Procedures. (a) At and after the Effective Time, each Old Certificate, and each share of Company Common Stock represented thereby, shall represent for all purposes only the right to receive Consideration as provided herein, and nothing else.

     (b) If any Consideration is to be issued to a person other than the registered holder of the shares of Company Common Stock formerly represented by the Old Certificate or Certificates surrendered with respect thereto, it shall be a condition to such issuance that the Old Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a person other than the registered holder of such shares of Company Common Stock or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (c) At and after the Effective Time, there shall be no further registration or transfers of shares of Company Common Stock, and the stock ledgers of the Company shall be closed. After the Effective Time, Old Certificates presented to the Surviving Corporation for transfer shall be cancelled and exchanged for the Consideration provided for, and in accordance with the procedures set forth, in this Article 1.

     (d) On the six-month anniversary of the Effective Date, the Exchange Agent shall transfer to the Company the balance of the funds held by it corresponding to former holders of Company Common Stock who have not delivered Old Certificates to the Exchange Agent in accordance with this Article 1 prior to that time. The Surviving Corporation shall continue to exchange Old Certificates in accordance with this Article 1 until the second anniversary of the Effective Date, at which time, to the extent permitted by law, such funds may be retained by the Company free and clear of the claims of such former holders.

     (e) None of the Company, the Surviving Corporation, Purchaser and the Exchange Agent, or any of their respective current or former directors, shall be liable to any former holder of Company Common Stock for any securities delivered or any cash paid to a public official pursuant to applicable escheat or abandoned property laws or for any securities or cash retained by any of them as permitted by any such law or by this Agreement. The Surviving Corporation shall indemnify any current or former director of the Company for any expenses incurred as a result of any claim by a former Company stockholder arising from
Section 1.7(d).

     (f) Except as set forth in Section 1.6 with respect to interest on the Contingency Escrow, no interest will be paid or accrued on the Consideration.

     (g) In the event that any Old Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall pay in respect of such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Consideration as may be provided pursuant to this Agreement; provided, however, that each of Purchaser and the Surviving Corporation may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Purchaser, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     (h) The amount payable to a shareholder in exchange for his Old Certificates shall be rounded down to the nearest dollar.

     1.8. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, if holders of shares of Company Common Stock are entitled to demand appraisal for their shares under the Corporation Law, the following shall apply:

          (i) Any shares of Company Common Stock held by a holder who has demanded appraisal of his shares and as of the Effective Date has neither effectively withdrawn nor lost his right to such appraisal (the "Dissenting Shares") shall not be converted in the manner set forth in Section 1.2, but the holder thereof shall only be entitled to such rights as are granted by the Corporation Law.

          (ii) If after the Effective Date any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then such Dissenting Shares shall be converted into Consideration.

     1.9. Deposit. Simultaneously with the execution of this Agreement, Purchaser has deposited $250,000 (the "Deposit") in immediately available funds with an escrow agent in accordance with the Escrow Agreement included as Exhibit
1.9. If the Merger is consummated, the Deposit shall be transferred to the Exchange Agent and shall be used as part of the Consideration. If the Merger is not consummated and this Agreement is terminated in accordance with its provisions because Purchaser is unable to obtain the financing required, because Purchaser breaches any of its covenants or representations herein, or because Purchaser refuses to consummate the Merger after all conditions precedent to its obligations have been satisfied, Purchaser shall forfeit the Deposit and the Company may keep the Deposit. Otherwise, the Deposit shall be returned to Purchaser upon the termination of this Agreement.

                                   ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

     2.1. Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth (the "Commonwealth"), and it has the requisite corporate power to carry on its business as now conducted.

     2.2. Authority Relative to this Agreement; Non-Contravention. Purchaser has the requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate proceedings on its part are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms. Purchaser is not subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or
(d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. Other than the filing of this Agreement in accordance with the Corporation Law, compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and the consent of the Government of Puerto Rico to the change of control of the Company in connection with the Company's tax exemption concession (the "Requisite Approvals"), no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on its part for the consummation by Purchaser of the transactions contemplated by this Agreement.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser as follows:

     3.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Corporation Law and it has the requisite corporate power and authority to carry on its business as now conducted. The copies of the Charter and Bylaws of the Company which have been made available to Purchaser on or prior to the date of this Agreement are correct and complete and reflect all amendments made thereto through such date. The Company is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be so licensed or qualified.

     3.2. Authority Relative to this Agreement; Non-Contravention. The Company has the requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and, subject to obtaining shareholder approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company (the "Company's Board") and, except for approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The Company is not subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or
(d) to the best of its knowledge any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any assets of the Company would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby. Other than in connection with obtaining the Requisite Approvals and the filing of a proxy or information statement and Rule 13e-3 Transaction Statement (if applicable) with the Securities and Exchange Commission (the "SEC"), to the best of its knowledge no authorization, consent or approval of, or filing with, any public body, court or authority, or any other person, is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement.

     3.3. Capitalization. (a) The authorized, issued and outstanding capital stock of the Company as of the date hereof is as follows: 4,000,000 authorized shares of Company Common Stock, of which 1,401,162 are outstanding. The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no options, warrants, conversion privileges, preemptive rights or other rights, agreements, arrangements or commitments ("Rights") obligating the Company to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book or market value or any other attribute of any of the capital stock of the Company, or the earnings or other attributes of the Company.

     (b) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on or approve any of the transactions contemplated hereby ("Voting Debt") are issued or outstanding.

     3.4. [Reserved]

     3.5. Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.5, all the material obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted), including Taxes (as defined in Section 3.9) (collectively, "Liabilities"), required to be reflected or reserved against in the Company's audited balance sheet as of April 30, 1999 (the "1999 Balance Sheet"), or in the notes thereto, in accordance with generally accepted accounting principles have been so reflected. The Company has no other material Liabilities, except: (a) Liabilities (other than for borrowed money) which have arisen in the ordinary course of business after the date of the 1999 Balance Sheet (which Liabilities will be reflected on the Closing Date Balance Sheet), and (b) as otherwise set forth on Schedule 3.5.

     3.6. Absence of Certain Developments. Except as set forth on Schedule 3.6, the Company has not agreed, promised or committed to take any action that, if taken or agreed, promised or committed to after the date hereof, would violate or conflict with Section 4.1 hereof.

     3.7. Properties. (a) The Company owns good, marketable and insurable title to all the real property and all the personal property, fixtures, furniture and equipment reflected on the 1999 Balance Sheet or acquired since the date thereof, free and clear of any liens, pledges, security, interests, encumbrances or charges of any kind, except for (i) liens for current taxes and special assessments not yet due and payable, (ii) those identified on Schedule 3.7(a),
(iii) property disposed of since the date of the 1999 Balance Sheet in the ordinary course of business, and (iv) utility easements. The real property owned by the Company includes a 184-room hotel in an approximately 2.6 acre site located at De Diego Avenue and Loiza Street in San Juan, Puerto Rico, and comprised of several adjacent parcels that include the hotel, its supporting facilities, several retail establishments (including Tradicione Francaise and Metropol), a theater building, and two parking lots. The Company appears as the record owner of all such real property in the Registry of Property of Puerto Rico.

     (b) Except as set forth in Schedule 3.7(b), all the buildings, fixtures, furniture and equipment necessary for the conduct of the business of the Company are usable in the ordinary course of business. The Company owns all buildings, fixtures, furniture, personal property, land improvements and equipment necessary for the conduct of its business as it is presently being conducted.

     3.8. Environmental Matters.  Except as set forth in Schedule 3.8:

          (a) To the best of the Company's knowledge, each of the Company, the Participation Facilities and the Loan/Fiduciary Properties (each as hereinafter defined) are, and have been, in material compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes, but is not limited to, the possession of all permits and authorizations required under applicable Environmental Law, and compliance with the terms and conditions thereof.

          (b) To the best of the Company's knowledge, no transfer of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company to conduct its business in full compliance with all applicable Environmental Laws after the Effective Time.

          (c) There is no suit, claim, action, proceeding, investigation or notice pending or to the best of the Company's knowledge threatened (or past or present actions, activities, circumstances, conditions, events or incidents that to the best of the Company's knowledge could reasonably form the basis of any such suit, claim, action, proceeding, investigation or notice), before any governmental entity or other forum in which the Company, any Participation Facility or any Loan/Fiduciary Property (or person or entity whose liability for any such suit, claim, action, proceeding, investigation or notice the Company, Participation Facility or Loan/Fiduciary Property has or may have retained or assumed either contractually or by operation of law), has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the Release (as hereinafter defined) or threatened Release into the environment of any Hazardous Material (as hereinafter defined) whether or not occurring at or on a site owned, leased or operated by the Company, any Participation Facility or any Loan/Fiduciary Property.

          (d) To the best of the Company's knowledge, during the period of: (i) the Company's ownership or operation of any of its current properties, (ii) the Company's participation, if any, in the management of any Participation Facility, or (iii) the Company's holding of a security or other interest in a Loan/Fiduciary Property, there has been no Release of or contamination by any Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property. To the best of the Company's knowledge, prior to the period of (x) the Company's ownership or operation of any of its respective currently or formerly owned or leased properties, (y) the Company's participation in the management of any Participation Facility, or
     (z) the Company's holding of a security or other interest in a Loan/Fiduciary Property, there was no Release of or contamination by any Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

          (e) To the best of the Company's knowledge, no part of any property currently owned or leased by the Company, any Participation Facility or any Loan/Fiduciary Property has been or is scheduled for investigation or monitoring pursuant to any Environmental Law.

          (f) The following definitions apply for purposes of this Section 3.8:
     (i) "Environmental Laws" means all federal, Puerto Rico, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment presently in effect or hereinafter adopted, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources; (ii) "Loan/Fiduciary Property" means any property owned or controlled by the Company or in which the Company holds a security or other interest, and, where required by the context, said term means the owner or operator of such property; (iii) "Participation Facility" means any facility in which the Company participates in the management and, where required by the context, said term means the owner or operator of such property; (iv) "Hazardous Material" means materials which are: (A) listed, classified or regulated pursuant to any Environmental Law, (B) petroleum, any petroleum products or by-products, friable asbestos, airborne asbestos, asbestos containing material, polychlorinated biphenyls ("PCBs"), radioactive materials or radon gas, or (C) any other material or substance the presence of which is prohibited, limited or regulated by any governmental entity or Environmental Law; and (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in, the air, soil, surface water, groundwater or property.

     3.9. Tax Matters. Except as set forth in Schedule 3.9, the Company has filed or will file all Tax (as hereinafter defined) returns (including information returns) or reports required to be filed (taking into account permissible extensions) by it on or prior to the Effective Date, and has paid or will pay, prior to the Effective Date, all Taxes relating to the time periods covered by such returns and reports which are or will become due and payable prior to the Effective Date. The accrued taxes payable accounts for Taxes and provision for deferred income taxes, specifically identified as such, on the 1999 Balance Sheet or any balance sheet of the Company delivered to Purchaser after the date hereof (including the Closing Date Balance Sheet) are or will be, to the best of the Company's knowledge, sufficient for the payment of all unpaid Taxes of the Company accrued for or applicable to all periods ended on or prior to the date of such balance sheet or which may subsequently be determined to be owing with respect to any such period. Except as disclosed on Schedule 3.9, the Company has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes. The Company has paid or will pay in a timely manner and as required by law all Taxes due and payable by it or which it is obligated to withhold from amounts owing to any employee or third party. All Taxes which will be due and payable, whether now or hereafter, for any period ending on, prior to or including the Effective Date shall have been paid by or on behalf of the Company. No Tax returns of the Company have been audited by any governmental authority other than as disclosed on Schedule 3.9; and, except as set forth on
Schedule 3.9, there are no unresolved questions, claims or disputes asserted and notified to the Company by any relevant taxing authority concerning the liability for Taxes of the Company. The Company has not reached an agreement under Section 6006 of the Puerto Rico Code for any taxable years not yet closed for statute of limitations purposes. No demand or claim has been made, or, to the best of the Company's knowledge, could be made, against the Company with respect to any Taxes arising out of membership or participation in any consolidated, affiliated, combined or unitary group of which the Company was at any time a member. For purposes of this Agreement, the term "Tax" shall mean any Commonwealth, U.S. federal, state, local or foreign income, gross receipts, municipal license, deposit, license, payroll, employment, excise, municipal excise, severance, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, franchise, employees' income withholding, dividends withholding, foreign or domestic withholding (including withholding on payments for services rendered), social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, room occupancy, transfer, value added, alternative or add-on minimum or other tax, assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to, or additional amounts in respect of, the foregoing.

     3.10. Contracts and Commitments. (a) Except as set forth on Schedule 3.10 and Schedule 3.14, the Company (i) is not a party to any written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets), (ii) is not a party to any (A) contract or group of related contracts with the same person for the purchase or sale of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $10,000 for any individual contract or $20,000 for any group of related contracts in the aggregate, (B) other contract which would be a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC, or (C) other agreement which was not entered into in the ordinary course of business and which is not disclosed on Schedules 3.7(a) or 3.7(b), and (iii) does not have any commitments for capital expenditures in excess of $10,000.

     (b) Except as disclosed on Schedule 3.10, (i) the Company has performed all obligations required to be performed by it prior to the date hereof in connection with the contracts or commitments set forth on Schedule 3.10, and the Company is not in receipt of any claim of default under any contract or commitment set forth on Schedule 3.10 and (ii) the Company does not have any present expectation or intention of not fully performing any obligation pursuant to any contract or commitment set forth on Schedule 3.10.

     3.11. Litigation. Except as set forth on Schedule 3.11, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of the Company, threatened against the Company, at law or in equity, or before or by any Commonwealth, federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     3.12. No Brokers or Finders. Except as disclosed on Schedule 3.12 (as to both identity and amount), there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of the Company.

     3.13. Employees; Labor Matters. (a) Except as disclosed on Schedule 3.13(a), there is no (i) collective bargaining agreement or other labor agreement to which the Company is a party or by which it is bound; (ii) written or oral retainer, consulting, employment, severance, or incentive plan or contract to which the Company is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, incentive performance bonus, vacation plans or programs, sick leave plans or programs and related benefits, but not including those plans disclosed on
Schedule 3.14(a)) are afforded any of such employees of the Company. The Company is not and, to the best of the Company's knowledge no other person who is a party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.

     (b) To the best of the Company's knowledge, except as disclosed on Schedule 3.13(b), the Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, salary withholdings, meal periods, sick leave, sexual harassment, vacations, maternity, disabilities (including the Americans with Disabilities Act) employee health and safety (including OSHA), Christmas bonus, working hours and benefits for employees and former employees, equal opportunity, collective bargaining, non-discrimination and the payment and withholding of social security and other taxes (including social security taxes imposed upon any of the Benefit Plans (as defined below)) and other sums as required by appropriate governmental authorities, and has withheld and paid to the appropriate governmental authorities or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees and former employees of the Company and is not liable to any person or entity (including any governmental entity) for any arrears of wages, commissions and benefits for employees, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no: (i) unfair labor practice complaint against the Company pending before the National Labor Relations Board or any state or local agency; (ii) pending labor strike or other labor trouble affecting the Company; (iii) labor grievance pending against the Company; (iv) pending representation question respecting the employees of the Company; or (v) pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company is a party.

     (c) The Company maintains an insurance policy in full force and effect with the Puerto Rico State Insurance Fund; and the Company has paid all premiums on said policy and has no outstanding debts with respect thereto. Except as disclosed on Schedule 3.13(c), no work-related accidents have been reported to the State Insurance Fund nor has any work-related accident occurred for which the Company is or may be classified as an uninsured employer.

     (d) The Company maintains an insurance policy under the Puerto Rico Short-Term Disability Act (SINOT), which is in full force and effect.

     (e) Except as disclosed on Schedule 3.13(e), there are no material controversies pending or to the best of the Company's knowledge threatened before any federal or local court or government agency, including the Equal Employment Opportunity Commission or any similar agency of the Commonwealth of Puerto Rico, the National Labor Relations Board, the United States Department of Labor and the Antidiscrimination Unit, the Negotiation and Conciliation Board, or any other unit of the Puerto Rico Department of Labor, between the Company and any of its past or present employees or relating to the Company.

     (f) Except as set forth on Schedule 3.13(f), the Company is not a party to any employment contract or arrangement with respect to any of its employees (including, without limitation, so-called "golden parachute" or severance agreements), nor has the Company in any other manner limited its right to terminate the employment relationship with its employees except as provided by Act 80 of May 30, 1976.

     (g) The Company has not been notified by any federal or Puerto Rico agency of any labor or employee-related investigation involving the Company, nor, to the best of the Company's knowledge, does any condition exist, which would constitute a violation of any applicable federal or local labor law or regulation.

     3.14. Employee Benefit Plans. (a) All benefit plans, contracts or arrangements covering current employees or former employees of the Company (the "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and plans of deferred compensation (the "Benefit Plans"), are listed in Schedule 3.14(a). True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto or a description in the case of any Benefit Plan not reduced to writing have been provided or made available to Purchaser, with the exception of the documents related to the multiemployer pension plan maintained by the Teamsters Union (the "Teamsters Pension Plan") to which the Company contributes in accordance with the terms of its collective bargaining agreement.

     (b) Except as disclosed on Schedule 3.14(b), all employee benefit plans, and the operation and administration of the same, covering Employees (the "Plans"), are in substantial compliance with ERISA, to the extent subject to ERISA, and all applicable laws and regulations, except that no representation is made with respect to the Teamsters Pension Plan. None of the Plans is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") or is intended to be qualified under Section 165(a) of the Puerto Rico Income Tax Act of 1954 or Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994, both statutes as amended (both statutes, collectively, the "Puerto Rico Tax Code") or the United States Internal Revenue Code of 1986, as amended, and therefore the trust which forms part of the same, if any, is not a tax exempt trust, except that no representation is made with respect to the Teamsters Pension Plan. There is no material pending or, to the best of the Company's knowledge, threatened litigation relating to the Plans (other than the Teamsters Pension Plan) or any administrator or fiduciary related to the Plans. The Company has not been advised of any material pending or threatened litigation relating to the Teamsters Pension Plan or any administrator or fiduciary related to the Teamsters Pension Plan. Except as disclosed on Schedule 3.14, the Company has not engaged in a transaction with respect to any Plan (other than the Teamsters Pension Plan), or to the best of the Company's knowledge the Teamsters Pension Plan, that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed pursuant to the Puerto Rico Tax Code or Section 502(i) of ERISA in an amount which would be material or could result in the revocation of the tax exemption of any Pension Plan's trust under the Puerto Rico Tax Code.

     (c) The Company does not have and has never had any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA. No entity could be considered a single employer with the Company under Section 4001 of ERISA. The Company has not incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan (other than the Teamsters Pension Plan), or to the best of the Company's knowledge for the Teamsters Pension Plan, within the 12-month period ending on the date hereof.

     (d) Except as disclosed on Schedule 3.14(d) all contributions required to be made under the terms of any Benefit Plan (other than the Teamsters Pension
Plan) have been timely made. All contributions required to be made to the Teamsters Pension Plan pursuant to the Company's collective bargaining agreement have been made.

     (e) The Company does not have any obligations for retiree health and life benefits under any Benefit Plan, except as set forth on Schedule 3.14. Except as disclosed in Schedule 3.14, the Company may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

     (f) Except as disclosed in Schedule 3.14, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will, whether under a Plan or any other arrangement or agreement, be a factor in causing payments to be made by the Surviving Corporation, Purchaser or the Company that are not deductible (in whole or in part) under the Puerto Rico Tax Code or (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company under any Plan or otherwise from the Company, (ii) increase any benefits otherwise payable under any Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, except that no representation is made with respect to the Teamsters Pension Plan.

     3.15. Insurance. Schedule 3.15 hereto lists each insurance policy maintained by the Company (or its lessees) with respect to its properties and assets. The Company hereby covenants that it has delivered or shall deliver or make available to Purchaser complete and accurate copies of each of such insurance policies within ten business days of the date hereof. Each such policy is in full force and effect and the Company has paid all premiums due thereon.

     3.16. Interest of Certain Persons. Except as set forth on Schedule 3.16, there are no loans from the Company to any officer or director of the Company or any of their affiliates and no officer or director of the Company has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company.

     3.17. Compliance with Laws; Permits. To the best of its knowledge, except as set forth in Schedule 3.17, the Company has complied in all material respect with all applicable laws and regulations of the Commonwealth, foreign, federal, state and local governments and all agencies thereof which affect or relate to the business and operations or any owned or leased properties of the Company or to which the Company may be subject; and no claims have been filed by any such governments or agencies against the Company alleging such a material violation of any such law or regulation which have not been resolved to the satisfaction of such governments or agencies. To the best of its knowledge, the Company holds all of the permits, licenses, certificates and other authorizations of the Commonwealth, foreign, federal, state and local governmental agencies required for the conduct of its business. Except as disclosed in Schedule 3.17, the Company is not subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive body, or is a recipient of any supervisory letter from, or has adopted any board resolution at the request of, any Commonwealth or federal governmental authorities, nor has the Company been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, commitment letter, board resolution or similar undertaking.

     3.18. Proxy Statement. At the time the Proxy Statement is mailed to the stockholders of the Company and at all times subsequent to such mailing up to and including the Effective Time, such Proxy Statement (including any supplements thereto), will (a) comply as to form in all material respects with applicable provisions of the 1933 Act and the 1934 Act and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     3.19. Noncompete Provisions. The Company is not subject to, or obligated under, any agreement, arrangement or understanding that restricts its ability to engage in any and all activities permissible for corporations under applicable laws and regulations ("Permissible Activities"). No agreement, arrangement or understanding would limit or restrict the ability of the Surviving Corporation or its subsidiaries to engage in any and all Permissible Activities upon consummation of the transactions contemplated hereby.

     3.20. Equity Ownership. Except as disclosed on Schedule 3.20, the Company does not own any stock, partnership interest, joint venture interest or any other equity or similar security issued by any other corporation, organization or entity.

     3.21. Financial Statements and Reports. (a) The Company has timely filed all reports and statements, and any amendments required to be made with respect thereto, that it was required to file with Commonwealth Authorities, the SEC or any other applicable federal or state regulatory authorities, and, as of their respective dates (and, in the case of reports or statements filed prior to the date hereof, without giving effect to any amendments or modifications filed after the date hereof), each such report or statement, including the financial statements and exhibits thereto, complied (or will comply, in the case of reports or statements filed after the date hereof) in all material respects, to the best of its knowledge, with all applicable statutes, rules and regulations. Such reports, statements and amendments are referred to herein as the "Company's Reports".

     (b) As of their respective dates (and without giving effect to any amendments or modifications filed after the date hereof), each of the Company's Reports, including the financial statements, notes, exhibits and schedules thereto, filed, used or circulated prior to the date hereof complied (and each of the Company Reports filed, used or circulated after the date hereof, will comply) in all material respects with the applicable laws and did not (or in the case of the Company Reports filed, used or circulated after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     (c) The 1999 Balance Sheet, including the related notes and schedules, fairly presents its financial position as of the date of such balance sheet and each of the statements of income, cash flows and stockholders' equity for the period then ended (collectively, the "1999 Financial Statements"), including any related notes and schedules, fairly presents its results of operations, retained earnings and cash flows, as the case may be, at the dates and for the periods set forth therein in accordance with U.S. generally accepted accounting principles.

     (d) Since April 30, 1999, there has been no change, event, occurrence or development in the business directly or indirectly conducted by it that has had or would reasonably be expected to have a material adverse effect on the Company.

     3.23. Tax Exemption Concession. The Company has a tax exemption concession from the Department of Treasury of the Commonwealth of Puerto Rico issued pursuant to the Tourism Incentives Act of 1983 that provides for the following tax exemptions:

          (a) Income Taxes: 90%, for ten years, of which five have been used. The Company has the option to elect the ten specific years to be covered under the income tax concession. Pursuant to this tax exemption concession, the Company is required to invest at least 20% of its net income in certain qualified activities that include marketing and promotion, training programs and improvement of the property, among others.

          (b) Property Taxes: 80%, until December 31, 2002.

          (c) Municipal License Tax: 100%, from July 1, 1993 to June 30, 2003.

     To the best of its knowledge, the Company is in compliance with all of the terms of its tax concession and of the Tourism Incentives Act.

                                   ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1. Conduct of Business of the Company. From the date of this Agreement to the Effective Date, unless Purchaser shall otherwise agree in writing or as otherwise expressly permitted by other provisions of this Agreement, including this Section 4.1:

          (a) The business of the Company will be conducted only in, and the Company shall not take any action except in, the ordinary course, on an arms-length basis and in accordance, in all material respects, with all applicable laws, rules and regulation and past practices;

          (b) The Company will not, directly or indirectly, (i) amend or propose to amend its Charter or Bylaws; (ii) issue or sell any of its equity securities, Voting Debt, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities; (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of the Company or other securities of the Company; (iv) split, combine or reclassify any outstanding shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of the Company, except the Extraordinary Distribution permitted by
     Section 1.4 and its regular semi-annual dividend in June 2000 in an amount consistent with past practices; (v) borrow any amount or incur or become subject to any other material liability, except liabilities (other than borrowings) incurred in the ordinary course of business consistent with past practices; (vi) sell, assign, transfer, mortgage, pledge or subject to or permit to be subject to any lien or other encumbrance any of its assets, except liens and encumbrances for current property taxes not yet due and payable; (vii) cancel any material debt or claims or waive any rights of material value, except as set forth in Schedule 4.1(b); (viii) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets; (ix) other than as set forth on Schedule 3.10, make any capital expenditures or commitments therefor in an aggregate amount for all such capital expenditures in excess of $10,000 or enter into any lease; (x) modify its policy relating to the payment of accounts payable or the collection of accounts receivable, it being agreed that the Company will pay its accounts payable as they become due; or (xi) enter into or propose to enter into, or modify or propose to modify, any material agreement, or any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

          (c) Except as set forth in Schedule 4.1(c), the Company will not, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee, except as contemplated by the

     Company's existing collective bargaining agreement, and except that the wages and salaries of non-union employees may be adjusted on a basis consistent with prior practices;

          (d) The Company will not adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees;

          (e) The Company will use reasonable efforts to cause its current insurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the cancelled, terminated or lapsed policies are in full force and effect;

          (f) The Company will not enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation without prior consultation with Purchaser;

          (g) The Company will use all reasonable efforts to preserve intact in all material respects its business organization as a whole and the goodwill of the Company and to keep available the services of its officers and employees as a group and preserve intact material agreements, and the Company will confer on a regular and frequent basis with representatives of Purchaser, as reasonably requested by Purchaser, to report on operational matters and the general status of ongoing operations;

          (h) With respect to properties leased by the Company, the Company will not renew, exercise an option to extend, cancel or surrender any lease of real property or allow any such lease to lapse, without prior consultation with Purchaser; and

          (i) The Company will not agree or commit to do any of the foregoing.

     The term "prior consultation" means, with respect to any action, advance notice of such proposed action and a reasonable opportunity to discuss with Purchaser such action in good faith prior to taking such action.

                                   ARTICLE 5

                      ADDITIONAL COVENANTS AND AGREEMENTS

     5.1. Filing and Approvals. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all applications, proxy statements or other documents required to obtain regulatory approvals and consents from any applicable regulatory authorities and provide copies of such applications, filings and related correspondence to the other party. Prior to filing each application, proxy statement or other document with the applicable regulatory authority, each party will provide the other party with an opportunity to review and comment on such application, proxy statement or other document. Each party will use all reasonable efforts and cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents, including participating in any required hearings or proceedings.

     5.2. Financial Statements. The Company shall furnish Purchaser with the Company's balance sheets as of the end of each calendar month ending after the date hereof and the related statements of income, not later than the 15th day after the end of each such calendar month, and shall furnish Purchaser with the Company's audited financial statements as of and for the year ended April 30, 2000, not later than June 30, 2000. Such financial statements shall be prepared on a basis consistent with the 1999 Financial Statements and on a consistent basis during the periods involved and shall fairly present the financial condition of the Company as of the dates thereof and the results of operations of the Company for the periods then ended in accordance with U.S. Generally Accepted Accounting Principles (except as specifically noted in such financial statements).

     5.3. Expenses. All costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that in the event that this Agreement is terminated pursuant to clause (b), (d), (e) or (h) of Section 7.1, the Company shall reimburse to Purchaser all of Purchaser's reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby. The provisions of this Section shall survive the termination of this Agreement.

     5.4. No Negotiations. The Company will not, directly or indirectly, solicit the submission of any proposal, offer, tender offer or exchange offer from any person or entity relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or other similar transaction or business combination involving the Company (any of the foregoing, an "Acquisition Proposal"). The Company shall promptly notify Purchaser if any Acquisition Proposal, or any inquiry from or contact with any person with respect thereto, is made, and shall keep Purchaser informed on a timely basis as to the status of such Acquisition Proposal, inquiry or contact, including the identity of the person or persons making the Acquisition Proposal, inquiry or contact, and the material terms thereof. As of the date hereof, the Company has not received and is not considering any outstanding Acquisition Proposal.

     5.5. Notification of Certain Matters. Each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure, discovery or information would result in or would reasonably be expected to result in any representation or warranty on its part contained in this Agreement to be untrue or inaccurate when made, at the Effective Date or at any time prior to the Effective Date and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.6. Access to Information; Confidentiality. (a) The Company shall permit Purchaser full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy), to Purchaser and to the internal auditors, employees, attorneys, accountants and other representatives of Purchaser all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the Company, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to its real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets, business activities or prospects in which Purchaser may have a reasonable interest, including, without limitation, its interest in planning for transition with respect to the business of the Company; provided, however, that the foregoing rights granted to Purchaser shall, whether or not and regardless of the extent to which such rights may be exercised, in no way affect the nature or scope of the representations, warranties and covenants of the Company set forth herein.

     (b) All information furnished by the Company pursuant hereto shall be treated as the sole property of the Company until the Effective Date, and, if the Effective Date shall not occur, Purchaser shall, at the option of the Company, return to the Company, or destroy, all documents or other materials (including copies thereof) containing, reflecting or referring to such information. In addition, Purchaser shall keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purpose. In the event that this Agreement shall terminate, neither party shall disclose, except as required by law or pursuant to the request of an administrative agency or other regulatory body, the basis or reason for such termination, without the consent of the other party. The obligation to keep such information confidential shall not apply to (i) any information which (A) was already in Purchaser's possession prior to the disclosure thereof to Purchaser by the Company, (B) was then generally known to the public, (C) became known to the public through no fault of Purchaser or its representatives or (D) was disclosed to Purchaser by a third party not bound by an obligation of confidentiality or (ii) disclosures required by law or governmental or regulatory authority.

     5.7. Filing of Tax Returns and Adjustments. (a) The Company will file (or cause to be filed) at its own expense, on or prior to the due date, all Tax returns for all Tax periods ending on or before the Effective Date where the due date for such returns or reports (taking into account valid extensions of the respective due dates) falls on or before the Effective Date; provided, however, that the Company shall not file any such Tax returns, or other returns, elections or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements), or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes, without prior consultation with Purchaser; provided, further, that the Company shall not make any election or take any other discretionary position with respect to Taxes, in a manner inconsistent with past practices, without the prior written approval of Purchaser. The Company will provide Purchaser with a copy of appropriate work papers, schedules, drafts and final copies of each federal and state income Tax return or election of the Company (including returns of all Plans) at least seven days before filing such return or election and shall reasonably cooperate with any request by Purchaser in connection therewith.

     (b) Purchaser, in its sole and absolute discretion, and at its sole cost and expense, will file (or cause to be filed) all Tax returns of the Company due after the Effective Date. After the Effective Date, the Surviving Corporation, in its sole and absolute discretion and at its sole cost and expense, and to the extent permitted by law, shall have the right to amend, modify or otherwise change all Tax returns of the Company for all Tax periods.

     5.8. Proxy Statement. (a) For the purposes of holding the meeting of the stockholders of the Company to approve this Agreement and the Merger (the "Meeting"), the parties hereto will cooperate in the preparation of an appropriate information or proxy statement satisfying all applicable requirements of the 1934 Act, applicable Commonwealth and state securities laws and the rules and regulations thereunder (such information or proxy statement, together with any and all amendments or supplements thereto being herein referred to as the "Proxy Statement").

     (b) Purchaser will furnish the Company with such information concerning Purchaser as is necessary in order to cause the Proxy Statement, insofar as it relates to Purchaser, to be prepared in accordance with Section 5.8(a). Purchaser agrees promptly to advise the Company if at any time prior to the Meeting any information provided by Purchaser in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or omission.

     (c) The Company will promptly prepare and file the Proxy Statement with the SEC and applicable Commonwealth and state securities agencies. Purchaser shall have the right to review and comment on the Proxy Statement. The Company will advise Purchaser promptly of any supplements or amendments to the Proxy Statement, and shall furnish Purchaser with copies of all such documents.

     (d) The Company will deliver to Purchaser letters relating to the Proxy Statement from Horwath Velez Semprit & Co., PSC, the Company's independent auditors, one dated a date within two business days before the date on which the Proxy Statement shall be mailed to the Company's shareholders and the other dated a date within two business days before the Effective Date, each addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser and customary in scope and substance for letters delivered by independent public accountants in connection with similar proxy statements.

     5.9. Directors. Immediately prior to the Effective Time, the existing directors of the Company shall submit their written resignations, effective immediately after the Effective Time, at which time the directors of the Purchaser will become the directors of the Surviving Corporation.

     5.10. Reports. The Company will provide to Purchaser copies of all Forms 10-K, 10-Q, and 8-K filed with the SEC by it, between the date hereof and the Effective Date, within two days after the date such reports are so filed.

     5.11. Stockholder Approval. The Company will call the Meeting as promptly as practicable after the date hereof. The Board of Directors of the Company will recommend approval of this Agreement and the Merger, and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approval, unless it determines that recommending such approval or using its best efforts to obtain such shareholder approval would result in a breach of its fiduciary duties established under the laws of the Commonwealth.

     5.12. Efforts to Consummate. Subject to the terms of this Agreement, each of Purchaser and the Company agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby.

     5.13. Non-Qualified Deferred Compensation Plan. The Surviving Corporation will not take any action that would affect the rights of the beneficiaries under the non-qualified deferred compensation plan referred to in Schedule 3.14(b) hereto under "Pension Plans".

                                   ARTICLE 6

                                   CONDITIONS

     6.1. Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

          (a) Regulatory Approvals. Regulatory approvals for the consummation of the transactions contemplated hereby shall have been obtained from each governmental authority from which approval is required, and all statutory and regulatory waiting periods shall have expired (it being understood by the parties that the only regulatory approvals that the parties believe may be applicable is expiration of the Hart-Scott-Rodino waiting period). None of such approvals shall contain any condition or restriction that would so materially and adversely impact the economic or business benefits to Purchaser of the transactions contemplated by this Agreement that, had such condition or requirement been known, Purchaser would not, in its reasonable judgment, have entered into this Agreement.

          (b) No Injunction. No injunction or other order entered by a Commonwealth or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit the consummation of the transactions contemplated hereby.

          (c) No Positive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit the consummation of the transactions contemplated hereby.

          (d) Stockholder Approval. This Agreement and the Merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock (50% plus one share), being the portion of the Company capital stock required for such approval under the provision of the Company's Charter and Bylaws and the laws of the Commonwealth.

          (e) Financing. Purchaser shall have obtained all the financing required by it to consummate the Merger.

     6.2. Additional Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

          (a) Representations and Compliance. The representations and warranties of Purchaser set forth in Article 2 shall have been true and correct as of the date hereof, and shall be true and correct as of the Effective Date as if made at and as of the Effective Date; and the Purchaser shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

          (b) Officers' Certificate. Purchaser shall have furnished to the Company a certificate of the President of the Purchaser, dated as of the Effective Date, to the effect set forth in Section 6.2(a).

          (c) Solvency Certificate. Purchaser shall have furnished to the Company a certificate from an officer of Purchaser to the effect that, at the Effective Time, after giving effect to the consummation of the Merger, the Surviving Corporation will be "solvent" for purposes of fraudulent conveyance analysis under the U.S. Bankruptcy Code.

     6.3. Additional Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the following conditions:

          (a) Representations and Compliance. The representations and warranties of the Company set forth in Article 3 of this Agreement shall have been true and correct as of the date hereof, and such representations and warranties shall be true and correct as of the date hereof, and such representations and warranties shall be true and correct as of the Effective Date as if made at and as of the Effective Date; and the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

          (b) Officers' Certificate. The Company shall have furnished to Purchaser a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Effective Date, to the effect set forth in Section 6.3(a).

          (c) Secretary's Certificates. The Company shall have furnished to Purchaser (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) certificates, dated as of the Effective Date, executed on behalf of the Company by its corporate secretary or one of its assistant corporate secretaries, certifying to Purchaser that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate, dated as of the Effective Date, executed on behalf of the Company by its corporate secretary or one of its assistant corporate secretaries, certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

          (d) Opinion of Counsel to the Company. Purchaser shall have received an opinion letter, dated as of the Effective Date, addressed to Purchaser from Moreda & Moreda, counsel to the Company, in customary form and subject to customary qualifications, to the effect that:

             (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth.

             (ii) The Company has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted. The Company is licensed or qualified to do business in Puerto Rico which, given the nature of its business and its ownership of property, is the only jurisdiction where the Company is required to be licensed or qualified.

             (iii) The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not constitute a breach, default or violation under the respective Charter or Bylaws of the Company or, to such counsel's knowledge, (A) any material agreement, arrangement or understanding to which the Company is a party, (B) any material license, franchise or permit or (C) any law, regulation, order, judgment or decree.

             (iv) The authorized capital of the Company consists of 4,000,000 shares of the Company Common Stock, 1,401,162 of which are outstanding; all of the issued and outstanding shares of the capital stock of the Company are duly authorized.

             (v) The Company has the corporate power to consummate the transactions on its part contemplated by this Agreement. The Company has duly taken all requisite corporate action to authorize this Agreement and this Agreement has been duly executed and delivered by the

        Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

          (e) Best Western Contract. Purchaser shall have received a written acknowledgement from Best Western consenting to the Merger, confirming that the agreement with Best Western shall remain in full force and effect after the Merger, and confirming that no defaults exist under such agreement.

          (f) Tax Exemption. Purchaser shall have received the consent of the Government of Puerto Rico to the change of control of the Company pursuant to the terms of its tax exemption concession.

          (g) Environmental Matters. Purchaser shall have received an environmental study of the property of the Company (which shall be paid by Purchaser) that shall not have revealed any material liability (i) not reflected in the Company's 1999 Balance Sheet or otherwise disclosed (including as to the amount thereof) in Schedule 3.8, and (ii) not reserved against to the satisfaction of Purchaser in the Contingency Escrow or remedied to the satisfaction of Purchaser prior to the Effective Date.

          (h) No Material Adverse Change. There shall not have occurred any material adverse change in the condition, financial or otherwise, business, assets or prospects of the Company since April 30, 1999, and Purchaser shall not have become aware of any condition or event not disclosed to Purchaser (including in the Schedules hereto) prior to the date hereof or otherwise known to Purchaser on the date hereof that could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, business, assets or prospects of the Company.

          (i) Director Resignation Letters. The existing directors of the Company shall have submitted their written resignations as contemplated by
     Section 5.9.

          (j) Audited Financial Statements. The Company shall have delivered to Purchaser its audited financial statements as of and for the year ended April 30, 2000, together with the report of its auditors relating to such financial statements.

          (k) Opinion as to Tax Withholding of Consideration and Extraordinary Distribution. The Purchaser shall have received an opinion of O'Neill & Borges to the effect that the withholding tax treatment of the Consideration and the Extraordinary Distribution proposed by the Company is the appropriate one under applicable law. O'Neill & Borges may require rulings from the appropriate government agencies in connection with such opinion.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1. Termination.  This Agreement may be terminated prior to the Effective
Date:

          (a) by mutual consent of Purchaser and the Company;

          (b) by either Purchaser or the Company, if this Agreement and the Merger are not duly approved by the stockholders of the Company at the meeting of stockholders (or any adjournment thereof) duly called and held for such purpose, or such approval is subsequently revoked;

          (c) by either Purchaser or the Company, if the Effective Date is not on or before the six-month anniversary of the date hereof (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

          (d) by Purchaser, (i) if the Company participates in negotiations with, provides nonpublic information to, or enters into any agreement with another party regarding an Acquisition Proposal, or (ii) if the Company's Board fails to recommend to shareholders of the Company approval (or withdraws its recommendation of approval) of the Merger, or (iii) if there shall have occurred any breach of either Section 5.4 or Section 5.11;

          (e) by Purchaser, if there shall have occurred any breach of any representation, warranty, covenant or agreement of the Company contained herein that would result in the failure to satisfy the closing condition set forth in Section 6.3(a) and such breach cannot be or has not been cured within 30 days after the giving of a written notice to the Company of such breach;

          (f) by the Company, if there shall have occurred any breach of any representation, warranty, covenant or agreement of Purchaser contained herein that would result in the failure to satisfy the closing condition set forth in Section 6.2(a) and such breach cannot be or has not been cured within 30 days after the giving of a written notice to Purchaser of such breach;

          (g) by the Company or by the Purchaser if Purchaser shall not have obtained all the financing required by it to consummate the Merger on or before the six-month anniversary of the date hereof;

          (h) by Purchaser if the closing condition set forth in Section 6.3(h) shall have become incapable of being satisfied;

          (i) by Purchaser under the circumstances set forth in Section 1.4(c) or 1.6(c); or

          (j) by Purchaser if the holders of 20% or more of the shares of Common Stock of the Company shall have exercised appraisal rights.

     Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other party.

     7.2. Effect of Termination. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability or obligation of any party to the other party to this Agreement, except (a) as provided in Sections 1.9, 5.3, 7.3 and 8.6 and (b) that termination shall not relieve any party from liability for any breach of this Agreement.

     7.3. Termination Fee. The Company hereby agrees to pay to Purchaser, and Purchaser shall be entitled to payment of, a fee of $250,000 if Purchaser terminates this Agreement pursuant to Section 7.1(b) or 7.1(d).

     7.4. Amendment. This Agreement may be amended, but only by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Purchaser shall (A) be entitled to revise the structure of the Merger and related transactions, including by requiring that Purchaser be the Surviving Corporation in the Merger; provided that each of the transactions comprising such revised structure shall (i) not subject any of the stockholders of the Company to adverse tax consequences or reduce the amount of Consideration to be received by any such stockholders and
(ii) not result in any material delay of the consummation of the transactions contemplated hereby. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     7.5. Waiver. At any time prior to the Effective Date, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1. Public Statements. Neither the Company nor Purchaser shall make any public announcement or statement with respect to the Merger, this Agreement or any related transactions without the approval of the other party; provided, however, that either Purchaser or the Company may, upon reasonable notice to the other party, make any public announcement or statement that it believes is required by law. To the extent practicable, each of Purchaser and the Company will consult with the other with respect to any such public announcement or statement.

     8.2. Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

        If to Purchaser:

           SCI Acquisition Inc.
           c/o Rogelio Munoz
           Munoz Boneta & Gonzalez
           208 Banco Popular Center, Suite 800
           Hato Rey, Puerto Rico 00918
           Attention: Mr. J.P. McCloskey
           Telecopier: (787) 751-0910

        With copies to:

           Roberto Corretjer Piquer
           373 Hostos Avenue
           San Juan Puerto Rico
           Telecopier: (787) 759-6503

           and

           O'Neill & Borges
           250 Munoz Rivera Avenue
           Hato Rey, Puerto Rico 00918
           Attention: Julio Pietrantoni, Esq.
           Telecopier: (787) 753-8944

        If to the Company:

           Swiss Chalet, Inc.
           105 De Diego Avenue
           Santurce, Puerto Rico 00911
           Attention: Peter Somech and Gustavo Velez
           Telecopier: (787) 721-3118

        With a copy to:

           McConnell Valdes
           270 Munoz Rivera Avenue
           Hato Rey, Puerto Rico 00918
           Attention: Silvestre Miranda, Esq.
           Telecopier: (787) 759-8282

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; on the fifth business day after being deposited in the mail, postage prepaid, if delivered by mail; when receipt acknowledged, if telecopied; and the next day after being delivered to an overnight delivery service.

     8.3. Interpretation. When a reference is made in this Agreement to "previously disclosed", it means disclosed in writing to the other party hereto, which writing refers to the relevant Section of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby" and "hereunder", and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

     8.4. Severable. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

     8.5. Miscellaneous. This Agreement (a) is not intended to, and shall not, confer upon any person other than each party hereto any rights or remedies hereunder; (b) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the Commonwealth applicable to agreements made and wholly to be performed in the Commonwealth; and (c) shall not be assigned by operation of law or otherwise (and any purported assignment shall be null and void). This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     8.6. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties set forth herein shall survive the consummation of the Merger for a period of 18 months after the Effective Date. In addition, if this Agreement is terminated pursuant to Section 7.1, the covenants contained in Sections 5.3 and 5.6(b) shall survive such termination.

     IN WITNESS WHEREOF, the Corporation and the Company have caused this Agreement to be executed on the date first written above by their respective officers.

                                          SCI ACQUISITION INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                          SWISS CHALET, INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT 1.2
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                             LETTER OF TRANSMITTAL

                       FOR THE SURRENDER OF CERTIFICATES
                   REPRESENTING SHARES OF THE COMMON STOCK OF

                               SWISS CHALET, INC.
                              IN EXCHANGE FOR CASH
             PLEASE CAREFULLY FOLLOW THE ACCOMPANYING INSTRUCTIONS

     This Letter of Transmittal should be promptly (i) completed and signed in the space provided below, and on the Substitute Form W-9, if applicable, and
(ii) mailed or delivered with your certificates representing shares of Common
Stock of Swiss Chalet, Inc. to                , acting as exchange agent (the
"Exchange Agent") at either of the following addresses:
                                IN PUERTO RICO:
By mail:                 By overnight courier:                By hand:

                         IN THE MAINLAND UNITED STATES:
By mail:                 By overnight courier:                By hand:

To:  [Exchange Agent]
     [address]

Ladies and Gentlemen:

     Pursuant to an Agreement and Plan of Merger dated as of May      , 2000
(the "Merger Agreement"), SCI Acquisition Inc. (the "Purchaser") is expected to merge (the "Merger") with Swiss Chalet, Inc. (the "Company") on or about
               , 2000. As a result of the Merger, existing shareholders of the Company will cease to be shareholders of the Company and will be entitled to receive, in exchange for each share of common stock of the Company ("Company Common Stock") owned by them, (i) a cash payment equal to $12.63237227 per share, (ii) the Extraordinary Distribution, as defined in the Merger Agreement, and (iii) any Contingency Escrow Consideration, as defined in the Merger Agreement (the "Merger Consideration"). A copy of the Merger Agreement was
included as Exhibit A to the Proxy Statement, dated as of           , 2000,
mailed to the shareholders of the Company in connection with the meeting of the shareholders of the Company at which the Merger was approved. The undersigned hereby acknowledges the receipt of such proxy statement and of the Merger Agreement.

     The undersigned, the registered holder of the certificates referred to on
Schedule I attached hereto, which represented, prior to the effective date of the Merger, shares of Company Common Stock (the "Certificates"), hereby surrenders to you such Certificates in exchange for the Merger Consideration pursuant to the terms of the Merger Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the Certificates referred to on Schedule I and that, when the same are accepted for exchange by the Exchange Agent, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, other than as set forth on Schedule I. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the certificates submitted hereby. The undersigned hereby irrevocably appoints the Exchange Agent, as agent of the undersigned, to effect the exchange. The undersigned represents that he or she has read and agrees to all the terms and conditions set forth herein. Delivery of the enclosed certificates shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery thereof to the Exchange Agent.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     Unless otherwise indicated below under Special Payment Instructions, in exchange for the enclosed certificates, the undersigned requests issuance of a check for the Merger Consideration in the name of the undersigned. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail such check to the undersigned at the address shown above. In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue such check in the name of, and mail such check to, the person or entity so indicated at the address so indicated. Appropriate signature guarantees have been included with respect to shares for which Special Delivery Instructions and/or Special Payment Instructions have been given.

             ------------------------------------------------------

                          SPECIAL PAYMENT INSTRUCTIONS
                           (SEE INSTRUCTIONS 5 AND 7)

        To be completed ONLY if the check representing the Merger
   Consideration is to be issued in the name of someone other than the undersigned.

   Issue the check representing the Merger Consideration to:

   Name
   ----------------------------------------------
                                 (PLEASE PRINT)

   Address
   --------------------------------------------

             ------------------------------------------------------
                               (INCLUDE ZIP CODE)

             ------------------------------------------------------
                             (TAX IDENTIFICATION OR
                            SOCIAL SECURITY NUMBER)

             ------------------------------------------------------
             ------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                           (SEE INSTRUCTIONS 5 AND 7)

        To be completed ONLY if the check representing the Merger
   Consideration is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

   Send the check representing the Merger Consideration to:

   Name
   ----------------------------------------------
                                 (PLEASE PRINT)

   Address
   --------------------------------------------

             ------------------------------------------------------
                               (INCLUDE ZIP CODE)

             ------------------------------------------------------
                             (TAX IDENTIFICATION OR
                            SOCIAL SECURITY NUMBER)

             ------------------------------------------------------

                                PLEASE SIGN HERE

--------------------------------------------------------------------------------
                          (SIGNATURE OF RECORD OWNER)

                                     Dated:
                                ---------------

     (Must be signed by registered holder as name appears on stock certificates. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information, and see Instruction 4 below).

Name:
--------------------------------------------------------------------------------
                                  (PRINT NAME)

Capacity (full title):
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      (PRINT ADDRESS, INCLUDING ZIP CODE)

Area Code and Telephone Number:
--------------------------------------------------------------------------

Employer Identification Number:
-----------------------------------------------------------------------------

Social Security Number:
--------------------------------------------------------------------------------

                              SIGNATURE GUARANTEE
            (REQUIRED ONLY IF EITHER "SPECIAL PAYMENT INSTRUCTIONS" OR "SPECIAL DELIVERY INSTRUCTIONS" ARE PROVIDED ABOVE.)
                              (SEE INSTRUCTION 5)

Signature(s) Guaranteed:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (NAME OF FIRM PROVIDING SIGNATURE GUARANTEE -- PLEASE PRINT)

--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

Dated:
--------------------------------------------------------------------------------

                     INSTRUCTIONS TO LETTER OF TRANSMITTAL
                    FORMING PART OF THE TERMS AND CONDITIONS
                         OF THIS LETTER OF TRANSMITTAL

1. GENERAL

     In accordance with the Merger Agreement, each stockholder of the Company will be entitled, upon consummation of the Merger and surrender of Certificates, to receive in exchange therefor (i) a cash payment equal to $12.63237227 per share, (ii) the Extraordinary Distribution, as defined in the Merger Agreement, and (iii) any Contingency Escrow Consideration, as defined in the Merger Agreement (the "Merger Consideration"), on the terms and subject to the conditions set forth in the Merger Agreement. Following the consummation of the Merger, shares of the Company Common Stock outstanding prior to the consummation of the Merger will no longer be transferable of record and, under the terms of the Merger Agreement, will be automatically canceled and retired and cease to exist. Following the consummation of the Merger, all rights previously represented by the Certificates will cease to exist, except the right to receive the Merger Consideration in accordance with the terms and conditions of the Merger Agreement and this Letter of Transmittal.

2. EXECUTION AND DELIVERY

     This Letter of Transmittal or a facsimile hereof must be properly completed, dated and signed, and must be delivered with the Certificates and any other required documents to the Exchange Agent at the addresses set forth in this Letter of Transmittal. Delivery of your Certificates will not be complete until actually received by the Exchange Agent.

     The method of delivery of Certificates and all other required documents is at the election and risk of the owner. However, if Certificates are sent by mail, it is recommended that they be sent by certified mail, appropriately insured, with return receipt requested.

3. SCHEDULE I

     Complete Schedule I to this Letter of Transmittal, including Certificate numbers and the number of shares represented by each Certificate, and including any exceptions to title to such shares (identified by the Certificate numbers of the Certificates to which such exceptions relate).

4. SIGNATURES

     The signature on this Letter of Transmittal or facsimile should correspond exactly with the name as written on the face of the Certificates surrendered, without alteration, enlargement or any change whatsoever.

     If this Letter of Transmittal or facsimile or any Certificates are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or agent in any other representative or fiduciary capacity, the person signing must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be made available to the Company if so requested.

     If the Certificates surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

     If any surrendered shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

5. GUARANTEE OF SIGNATURES

     A signature guarantee on this Letter of Transmittal is required if the holder has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or both. Such guarantee must be made by an Eligible Institution.

     Eligible Institutions include: (i) a bank (as the term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, or government securities broker, as those terms are defined under the Securities Exchange Act of 1934, as amended (the "Act"); (iii) a credit union (as the term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) a national securities exchange, registered securities association, or clearing agency, as those terms are used under the Act; or (v) a savings association (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act). Public notaries cannot execute acceptable guarantees of signatures.

6. STOCK TRANSFER TAXES

     In the event that any transfer or other taxes become payable by reason of the payment of Merger Consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to the Company or must establish to the satisfaction of the Company that such tax has been paid.

7. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

     Indicate the name and/or address of the person to whom the check representing the Merger Consideration is to be issued or sent, if different from the name and/or address of the person signing this Letter of Transmittal.

8. SUBSTITUTE FORM W-9

     Each surrendering shareholder tendering shares to the New York address of the Exchange Agent is required to provide the Exchange Agent with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 which is a part of this Letter of Transmittal and to certify whether the shareholder is subject to backup withholding. Failure to provide the information on the form may subject the surrendering shareholder to 31% U.S. federal income tax withholding on payments made to such surrendering shareholder with respect to the shares. A holder must cross out item (2) in the Certification box of Substitute Form W-9 if such holder has been notified by the U.S. Internal Revenue Service that such holder is currently subject to backup withholding. The box in Part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days thereafter, the Company will withhold 31% of the Merger Consideration.

9. LOST, STOLEN OR DESTROYED CERTIFICATES

     If your Certificates have been either lost, stolen or destroyed, unless you take certain actions as advised by the Exchange Agent, you may not receive the
Merger Consideration. You are urged to call the Company at [       ] immediately
to receive instructions regarding replacement.

10. WAIVER OF CONDITIONS

     The Company reserves the absolute right to waive any of the conditions set forth herein or any defect with respect to the transmittal of Certificates.

11. MISCELLANEOUS

     The Company is under no duty to give notification of defects in any Letter of Transmittal or facsimile or in any other required documents and shall not incur any liability for failure to give such notification. Any and all Letters of Transmittal or facsimiles (including any other required documents) not in proper form are subject to rejection. The terms and conditions of the Merger Agreement are incorporated herein by reference and are deemed to form part of the terms and conditions of this Letter of Transmittal.

                           IMPORTANT TAX INFORMATION

     Under Puerto Rico income tax laws, a holder that is an individual resident of Puerto Rico or a corporation or partnership organized under the laws of Puerto Rico (each, a "Puerto Rico Holder") is not required to provide the Exchange Agent any form, statement or other report in connection with the Merger other than this Letter of Transmittal. Under Puerto Rico income tax laws, a non-Puerto Rico Holder that tenders his or her shares to the Puerto Rico address of the Exchange Agent may be subject to Puerto Rico income tax on the gain to be recognized on the exchange. In addition, the Exchange Agent would be required to withhold Puerto Rico income tax from the amounts transferred to such holder unless the holder presents to the Exchange Agent a withholding tax exemption certificate issued by the Puerto Rico Secretary of the Treasury. For these reasons, a non-Puerto Rico Holder should consider tendering his or her shares to the New York address of the Exchange Agent.

     Under U.S. Federal income tax laws, a holder tendering shares to the New York address of the Exchange Agent who receives payment (whether in stock or cash) pursuant to the Merger is required by law to provide the Exchange Agent (as payer) with such holder's correct TIN or Substitute Form W-9 below. If such holder is an individual, the TIN is his or her social security number. If the holder is a business or other entity, such holder's TIN number will be the same as such holder's employer identification number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed by the U.S. Internal Revenue Service; and the Merger Consideration may be subject to backup withholding.

     Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number, on Substitute Form W-9" for additional instructions.

     If backup withholding applies, the Exchange Agent is required to withhold 31% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the U.S. Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments made with respect to Certificates, the holder is required to notify the Exchange Agent of such holder's correct TIN by completing the form below, certifying that the TIN provided on the Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (a) such holder is exempt from backup withholding, (b) such holder has not been notified by the U.S. Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the U.S. Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The holder is required to give the Exchange Agent the TIN (i.e., social security number or employee identification number) of the holder of the Certificates tendered hereby. If the Certificates are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

                 [attach substitute Form W-9 and Instructions]

                                                                      SCHEDULE I
                                                        TO LETTER OF TRANSMITTAL

Certificate Number  Number of Shares
------------------  ----------------

Total Number of Shares:
--------------------------------------------------------------------------------

Exceptions to Title:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                      APPENDIX B

                             SHAREHOLDER AGREEMENT

     AGREEMENT dated as of May 8, 2000, by and among SCI Acquisition, Inc. ("Purchaser") and the shareholders of Swiss Chalet, Inc. (the "Company") listed as signatories hereto (the "Shareholders").

     WHEREAS, Purchaser is prepared to enter into a merger agreement with the Company substantially in the form of Exhibit A hereto (the "Merger Agreement") simultaneously with the execution of this Agreement;

     WHEREAS, Purchaser would not enter into the Merger Agreement unless the Shareholders entered into this Agreement;

     WHEREAS, each of the Shareholders is a significant shareholder of the Company and will benefit directly and substantially from the Merger Agreement;

     NOW, THEREFORE, in consideration of Purchaser's entry into the Merger Agreement, the Shareholders agree with Purchaser as follows:

          1. Each of the Shareholders represents and warrants that he or she owns the number of shares of the Company set forth in his signature page (for each Shareholder, "his/her Owned Shares") free from any lien, encumbrance or restriction whatsoever, other than those identified in such signature page, and with full power to vote the Owned Shares without the consent or approval of any other person, other than those identified in such signature page.

          2. Each of the Shareholders agrees that he or she will vote all of his/her Owned Shares in favor of the Merger Agreement and the Merger provided for therein at the meeting or meetings of the Company's shareholders called to vote upon the Merger Agreement and the Merger.

          3. Each of the Shareholders agrees that he or she will not sell any of his/her Owned Shares unless he or she receives (i) an irrevocable proxy, in form and substance satisfactory to Purchaser, to vote such Owned Shares with respect to the Merger Agreement and the Merger, and such Shareholder will vote such proxy as provided in Section 2 of this Agreement or (ii) an agreement identical in all respects to this agreement executed by the buyer of the Owned Shares being sold.

          4. Each of the Shareholders agrees that he or she shall not exercise any dissenter's or appraisal rights that he or she may have with respect to his/her Owned Shares.

          5. Each of the Shareholders agrees to take all reasonable actions and make such reasonable efforts to consummate the Merger and other transactions contemplated by the Merger Agreement.

          6. Notwithstanding any other provision to the contrary herein, this Agreement shall terminate in the event that the Shareholder, in his capacity as a director of the Company, determines that recommending or approving the Merger Agreement and the Merger would result in a breach of his fiduciary duties under the laws of Puerto Rico.

                                          SCI ACQUISITION, INC.

                                          By:
                                            ------------------------------------
                                                           Name:
                                                           Title:

                 SHAREHOLDER SIGNATURE PAGE TO AGREEMENT DATED
              AS OF MAY 8, 2000 BY AND AMONG SCI ACQUISITION, INC.
                 AND CERTAIN SHAREHOLDERS OF SWISS CHALET, INC.

NAME OF SHAREHOLDER:
--------------------------------------------------------------------------------

NUMBER OF SHARES OF SWISS CHALET, INC.
OWNED BY SAID SHAREHOLDER:
--------------------------------------------------------------------------------

LIENS, ENCUMBRANCES OR RESTRICTIONS AFFECTING SUCH SHARES (DESCRIBE):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CONSENT REQUIRED BY SHAREHOLDER IN ORDER TO EXECUTE AGREEMENT (DESCRIBE):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SIGNATURE OF SHAREHOLDER:
--------------------------------------------------------------------------------

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                     SIGNATURE OF SHAREHOLDER IN NEXT PAGE]

                                                                      APPENDIX C

                  PUERTO RICO GENERAL CORPORATION LAW OF 1995

     Section 10.12 Appraisal Rights. A. Any stockholder of a corporation organized in the Commonwealth who (i) holds shares of capital stock on the date of the making of a demand pursuant to the provisions of subsection D of this Section with respect to such shares, (ii) continuously holds such shares through the effective date of the merger or consolidation, (iii) has complied with the provisions of subsection D of this Section, and (iv) has not voted in favor of the merger or consolidation nor consented in writing to the merger or consolidation, in accordance with Section 7.17 of this Act, shall be entitled to an appraisal by the Court of First Instance (Superior Part) of the fair value of his shares of stock under the circumstances described in subsections B and C of this Section. As used in this Section, the term "stockholder" means a holder of record of stock of a capital stock corporation, and also a member of record of a nonstock corporation. The terms "capital stock" and "share" mean and include what is generally understood by such terms, as well as the status of members or the interest which members of a nonstock corporation have therein. The words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, of the stock of a corporation which is deposited with such depository.

     B. The shares of any class or series of stock of a constituent corporation in a merger to be carried out in accordance with the provisions of Sections 10.01, 10.02, 10.04, 10.07 or 10.08 of this Act, shall have appraisal rights:

          1. As long as the appraisal rights conferred under this Section are not made available to the shares of any class or series of stock if such stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of a meeting of the stockholders and to vote thereat to take action with respect to the agreement of merger or consolidation, were:

             (i) registered in a national securities exchange or in the national market quotation system of the National Association of Securities Dealers (NASDAQ-NMS); or

             (ii) recorded on the books of the corporation in favor of more than two thousand (2,000) stockholders. No appraisal right shall be made available to the shares of stock of the constituent corporation surviving a merger, if such merger did not require the approval of the vote of the stockholders of the surviving corporation, as provided in subsection F of Section 10.01 of this Act.

          2. Notwithstanding the provisions of clause 1 of this subsection, the appraisal rights granted by this Section shall be made available to the shares of any class or series of stock of a constituent corporation, if the terms of the agreement of merger or consolidation pursuant to Sections 10.01, 10.02, 10.04, 10.07 and 10.08 of this Act, require the stockholders of the constituent corporation to accept everything in exchange for such stock, except:

             (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             (ii) shares of stock of any other corporation, or depository receipts in respect thereof, which at the effective date of the merger or consolidation will be listed on a national securities exchange or in the national market quotation system of the National Association of Securities Dealers (NASDAQ-NMS), or are shares recorded, as stated in the books of the corporation, in favor of more than two thousand (2,000) stockholders;

             (iii) cash in lieu of fractional shares of the corporations or fractional depository receipts described in paragraphs (i) and (ii) of this subsection; or

             (iv) any combination of shares of stock and cash in lieu of such fractional shares or fractional depository receipts described in paragraphs (i), (ii) and (iii) of this subsection.

          3. In the event not all of the stock of a subsidiary domestic corporation which is a party to a merger governed by Section 10.03 of this Act is owned by the parent corporation immediately prior to the merger, appraisal rights shall be made available for the shares of the subsidiary domestic corporation.

     C. Any corporation may provide in its certificate of incorporation the granting of appraisal rights under this Section to shares of any class or series of its stock, as a result of an amendment to the certificate of incorporation or any merger or consolidation in which the corporation is a constituent corporation, or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections D and E of this Section, shall apply to the extent practicable.

     D. Appraisal rights shall be perfected as follows:

          1. When a meeting of the stockholders contemplates submitting for approval a merger or consolidation plan for which appraisal rights are intended to be recognized as provided by this Section, the corporation, at least twenty (20) days prior to the meeting, shall notify each of the stockholders of record at the record date for such meeting with respect to the shares for which appraisal rights are available pursuant to subsections B and C of this Section, which appraisal rights are available for any or all of the shares of the constituent corporations, and such notice shall include a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before voting with respect to the merger or consolidation, a written demand for appraisal of his shares. Such demand shall be deemed legally sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. The granting of a proxy to vote or a vote against the merger or consolidation shall not constitute a demand for such purposes. The stockholder electing to proceed in this manner must do so by a separate written demand as herein provided. Within the ten (10) days following the effective date of such merger or consolidation, the surviving or resulting corporation shall notify the effective date of such merger or consolidation to the stockholders of each constituent corporation who have complied with this clause and have not voted in favor of the merger or consolidation or consented thereto; or

          2. If the merger or consolidation was approved pursuant to Sections
     7.17 and 10.03 of this Act, the surviving or resulting corporation shall notify, before the effective date of the merger or consolidation, or within the following ten (10) days, notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation, and that all of the shares of the constituent corporation may exercise appraisal rights. Such notice shall include a copy of this Section. The notice shall be sent by certified mail, return receipt requested, addressed to the stockholder at the address of record appearing on the books of the corporation. Every stockholder entitled to appraisal rights may, within twenty (20) days after the date of mailing the notice, demand in writing the appraisal of his shares from the surviving or resulting corporation. Such demand shall be deemed legally sufficient if it informs the corporation of the identity of the stockholder and his intention to demand the appraisal of his shares.

     E. Within the one hundred and twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections A and D, and who otherwise acquires appraisal rights, may file a petition in the Court of First Instance (Superior Part) in demand of a determination of the value of the total stock of all such stockholders. However, during the sixty (60) days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred and twenty (120) days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections A and D mentioned herein, and by written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation, a statement setting forth the aggregate number of shares which did not vote in favor of the merger or consolidation and for which demands for appraisal have been received, and the aggregate number of the holders of such shares. Such written statement shall be mailed to the stockholder within the ten (10) days after his written request for such a statement is received by the surviving or resulting corporation or within ten
(10) days after the expiration of the period for delivery of demands for appraisal under subsection D, whichever is later.

     F. Upon the filing of the petition by the stockholder, a copy thereof shall be delivered to the surviving or resulting corporations which shall within twenty (20) days after such delivery, file at the Department of State a duly-verified list of the names and addresses of all stockholders who have demanded payment for their shares and with whom an agreement as to the value of their shares has not been reached by the surviving or resulting corporation. If the petition is filed by the surviving or resulting corporation, such petition shall be accompanied by the aforementioned list. The Department of State, if so ordered by the court, shall notify by certified mail the time and place fixed for the hearing of the petition to the surviving or resulting corporation and to the stockholders shown on the list at the addresses stated therein. Such notice shall be published in one or more newspapers of general circulation in the city of San Juan, Puerto Rico, or in any other publication which the court deems convenient, at least one week before the date of the hearing. The manner of notifying by mail and by publication shall require the approval of the court, and the cost thereof shall be borne by the surviving or resulting corporation.

     G. At the hearing, the Court of First Instance (Superior Part) shall determine the stockholders who have complied with the requirements of this Section and who have acquired the right to have their shares appraised. The court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit those stock certificates to the Department of State for notation thereon of the pending appraisal procedures. If any stockholder fails to comply with such direction, the court may dismiss the procedures as to such stockholder.

     H. After determining which stockholders are entitled to an appraisal of their shares, the Court of First Instance (Superior Part) shall determine the fair value thereof, taking into consideration the fair rate of interest, if any is to be paid upon the estimated fair value. In determining such fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court shall take into account all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the course of the procedures. In determining the value of the shares, the court shall not take into account any element of value arising out of the merger or consolidation or the expectation of execution.

     Upon application by the surviving or resulting corporation, or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery, or other pretrial proceeding, and may proceed to judge the matter of appraisal prior to the final determination of the stockholder entitled to the appraisal of his shares. Any stockholder whose name appears on the list filed by the surviving or resulting corporation, pursuant to subsection F of this Section, and who has submitted his certificates of stock to the Department of State, if so required, may participate fully in all procedures until it is finally determined that he is not entitled to appraisal rights pursuant to this Section.

     I. The court shall order the surviving or resulting corporation to pay the fair value of the shares, in addition to interest, if any, to the stockholders entitled thereto. In case of holders of uncertificated stock, the payments shall be made immediately, and in case of the holders of shares represented by stock certificates, they shall be made upon surrender of such certificates to the corporation. The decree of the Court may be enforced as other decrees of the Court of First Instance (Superior Part), whether the surviving or resulting corporation is a domestic or foreign corporation.

     J. The court may determine the costs of the procedure and charge them to the parties, as it deems equitable under the prevailing circumstances. Upon application by a stockholder, the court may order all of the expenses or a portion thereof incurred by any stockholder in connection with the appraisal procedures, including, but not limited to, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     K. As of the effective date of the merger or consolidation, no stockholder who has demanded his appraisal right; as provided in subsection D of this Section, shall be entitled to vote such stock for any purpose, or to receive payment of dividends or other distributions on its stock (except dividends or other distributions payable to the stockholders of record at a date prior to the effective date of the merger or consolidation). If no petitions for appraisal are filed within the time provided in subsection E of this Section, or if such stockholder delivers to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within the sixty (60) days after the effective date of the merger or consolidation, as provided in subsection E of this Section, or after such date with the written approval of the corporation, then the right of such stockholder to an appraisal of his shares shall cease. Notwithstanding the foregoing, no appraisal procedure in the Court of First Instance (Superior Part) shall be dismissed regarding any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems equitable.

     L. The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they consented to the merger or consolidation, shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX D

HORWATH VELEZ SEMPRIT & CO. PSC                                              BankTrust Plaza
  Certified Public Accountants / Business                   255 Ponce de Leon Ave. Suite 201
  Advisors                                                  San Juan, Puerto Rico 00917-1992
  A member of Horwath International

                                                                   Telephone: (787) 751-6500
                                                                         Fax: (787) 767-1197
                                                           E-mail: 105521.2017@compuserv.com

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Swiss Chalet, Inc.
San Juan, Puerto Rico

     We hereby consent to the incorporation by reference in the proxy statement of Swiss Chalet, Inc. (the "Company"), with respect to the proposed merger of SCI Acquisition Inc. and the Company, of our report dated June 4, 1999, which appears on the Company's 1999 annual report on Form 10-KSB, insofar at it relates to the financial statements and schedules of the Company as of April 30, 1999 and for the fiscal year then ended.

/s/ HORWATH VELEZ SEMPRIT & CO. PSC
--------------------------------------
Horwath Velez Semprit & Co. PSC
San Juan, Puerto Rico
June 6, 2000

SWISS CHALET, INC.                                               REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 2000 AND ANY ADJOURNMENT OR POSTPONEMENT OF THAT MEETING.

THIS PROXY MAY BE REVOKED BY THE UNDERSIGNED STOCKHOLDER AT ANY TIME BEFORE IT IS EXERCISED.

    The undersigned, being a stockholder of Swiss Chalet, Inc., hereby appoints the members of the Board of Directors of the company, or any successors in their respective positions, as proxies with full powers to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of Swiss Chalet common stock held on record by the undersigned on June 9, 2000 at the special meeting of stockholders to be held at the company's principal offices at 105 De Diego Avenue, San Juan, Puerto Rico 00911, at 9:30 a.m., on Saturday, July 22, 2000, or any adjournment or postponement of that meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. PROPOSAL: To consider and approve the merger of SCI Acquisition, Inc. with and into Swiss Chalet, Inc. pursuant to an Agreement and Plan of Merger, dated as of May 8, 2000, by and among SCI Acquisition and Swiss Chalet.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER.

                           (continued on other side)

                          (continued from other side)

    In their discretion, the proxies are authorized to vote this proxy upon such matters incident to the conduct of the special meeting and such other business as may properly come before the meeting. Except with respect to the matters described herein and procedural matters incident to the conduct of the special meeting, management at present knows of no other business to be brought before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the merger.

    The undersigned stockholder hereby acknowledges receipt of the notice of special meeting of stockholders of Swiss Chalet, Inc. called for July 22, 2000 and of a proxy statement for that meeting prior to the signing of this proxy card.

                                                  Date:                   , 2000
                                                     ----------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly
                                                  Please sign exactly as your
                                                  name(s) appear(s) on this
                                                  proxy card and when signing in
                                                  a representative capacity,
                                                  please give title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.